                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-42510

PROSPECTUS SUPPLEMENT DATED OCTOBER 25, 2000 (TO PROSPECTUS DATED
SEPTEMBER 21, 2000)

                                  $601,000,000

                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER

                      GMACM MORTGAGE LOAN TRUST 2000-HE3
                                    ISSUER

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

               GMACM MORTGAGE LOAN-BACKED NOTES, SERIES 2000-HE3


     THE TRUST


     o will issue eleven classes of notes and three classes of certificates. Only the eleven classes of notes, consisting of eight classes of senior notes and three classes of subordinate notes, are offered by this prospectus supplement and the accompanying prospectus. You can find a list of these classes, together with their principal balances, note rates and certain other characteristics, on pages S-6 and S-7 of this prospectus supplement.

     o will make payments on the notes primarily from collections on two groups of residential mortgage loans consisting of home equity loans and home loans.


     CREDIT ENHANCEMENT WILL CONSIST OF:


     o Excess interest, to the extent described in this prospectus supplement;

     o Overcollateralization, to the extent described in this prospectus supplement; and

     o    Subordination, to the extent described in this prospectus supplement.

-------------------------------------------------------------------------------

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT.

-------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


Bear, Stearns & Co. Inc. is acting as representative of the underwriters for the Class A-1 notes through Class A-8 notes, the Class M notes and the Class B notes. Delivery of the notes is expected to be made in book entry form on or about October 30, 2000. The notes will be offered in the United States and Europe.


BEAR, STEARNS & CO. INC.
                         FIRST UNION SECURITIES, INC.
                                                 GREENWICH CAPITAL MARKETS, INC.

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your notes; and

         o this prospectus supplement, which describes the specific terms of your notes and may be different from the information in the prospectus.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

         If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, and its telephone number is (952) 832-7000. For other means of acquiring additional information about the depositor or the notes, see "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.

                                Table of Contents

                                            Page S-

Summary...........................................4
Risk Factors.....................................17
Introduction.....................................24
Description of the Mortgage Loans................24
    General   ...................................24
    Initial Mortgage Loans.......................25
    Initial HELs in Loan Group I.................25
    Loan Terms of the HELs.......................27
    Initial HEL Characteristics..................27
    Home Loans in Loan Group II..................33
    Loan Terms of the Home Loans.................34
    Home Loan Characteristics....................35
    Underwriting Standards.......................40
    Conveyance of Subsequent
    Home Equity Loans............................44
    The Pre-Funding Account......................45
The Seller and Servicer..........................45
    General   ...................................45
    Delinquency and Loss Experience of the
      Servicer's Portfolio.......................46
    Servicing and Other Compensation and
      Payment of Expenses........................47
The Issuer    ...................................47
The Owner Trustee................................48
The Indenture Trustee............................48
Description of the Securities....................49
    General   ...................................49
    Book-Entry Notes.............................49
    Payments on the Notes........................52
    Interest Payments on the Notes...............52
    Capitalized Interest Account.................52
    Principal Payments on the Notes..............53
    Allocation of Payments
    on the Mortgage Loans........................53
    Overcollateralization........................56
    Allocation of Losses on
    the Mortgage Loans...........................56
    The Paying Agent.............................56
    Maturity and Optional Redemption.............57
    Glossary of Terms............................58
    Advances  ...................................65
Yield and Prepayment Considerations..............65
The Agreements...................................83
    The Purchase Agreement.......................83
    The Servicing Agreement......................85
    The Trust Agreement and the Indenture........89
Use of Proceeds..................................95
Material Federal Income Tax Considerations.......95
State and Other Tax Consequences.................97
ERISA Considerations.............................97
Legal Investment.................................98
Underwriting  ...................................98
Legal Matters 99
Ratings       ...................................99
Appendix A......................................A-1

                                     Summary

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer or Trust.............................The GMACM Mortgage Loan Trust 2000-HE3.

Title of the offered securities.............GMACM Mortgage Loan-Backed Notes, Series 2000-HE3.

Certificates................................GMACM Mortgage Loan-Backed Certificates, Series 2000-HE3.  The certificates are not offered by this prospectus supplement.

Depositor...................................Residential Asset Mortgage Products, Inc.

                                            For more information on the depositor, we refer you to "The Depositor" in the accompanying prospectus.

Seller and Servicer.........................GMAC Mortgage Corporation, or GMACM, a Pennsylvania corporation, is the originator of all of the mortgage loans. GMACM will be the seller of some of the initial mortgage loans and all of the subsequent home equity loans. The remainder of the initial mortgage loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the mortgage loans from GMACM. GMACM will also be the servicer of the mortgage loans. The servicer will be obligated to service the mortgage loans pursuant to the servicing agreement to be dated as of the closing date, among the servicer, the issuer and the indenture trustee.

                                            We refer you to "The Agreements--The Servicing Agreement" and "The Seller and
                                            Servicer--General" in this prospectus supplement for further information on the seller and servicer.

Owner Trustee...............................Wilmington Trust Company.

                                            We refer you to "The Owner Trustee" in this prospectus supplement for further information on the owner trustee.

Indenture Trustee...........................Wells Fargo Bank Minnesota, N.A.

                                            We refer you to "The Indenture Trustee" in this prospectus supplement for further information on the indenture trustee.

Closing Date................................On or about October 30, 2000.

Cut-Off Date................................October 1, 2000.

                                      S-4

Payment Date................................The 25th day of each month, or, if that day is not a business day, the next business day, beginning on November 27, 2000.

Form of securities..........................Book-entry.

                                            See "Description of the Securities--Book-Entry Notes" in this prospectus supplement.

Minimum denominations.......................Class A notes and the Class M-1 notes: $25,000.

                                            Class M-2 notes and Class B notes: $250,000.

Legal Investment............................The notes will not be "mortgage related securities" for purposes of the SMMEA.

                                            See "Legal Investment" in this prospectus supplement and "Legal Investment
                                            Matters" in the prospectus.


                                                      NOTES

------------------------------------------------------------------------------------------------------------------
                                INITIAL
                             NOTE PRINCIPAL        INITIAL RATING     FINAL SCHEDULED PAYMENT
  CLASS       NOTE RATE         BALANCE             (S&P/FITCH)                 DATE              DESIGNATIONS
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   A-1        Variable        $265,181,000            AAA/AAA              July 25, 2013             Senior/
                                                                                                  Variable Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   A-2          7.17%         $69,781,000             AAA/AAA             August 25, 2015            Senior/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   A-3          7.36%         $62,885,000             AAA/AAA              March 25, 2023            Senior/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   A-4          7.72%         $22,574,000             AAA/AAA            December 25, 2031           Senior/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
                                                                                                     Senior/
   A-5          7.26%         $52,454,000             AAA/AAA            December 25, 2031          Lockout/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   A-6        Variable        $34,779,000             AAA/AAA               May 25, 2024             Senior/
                                                                                                  Variable Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   A-7          7.27%         $16,444,000             AAA/AAA             October 25, 2026           Senior/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   A-8          7.80%         $17,704,000             AAA/AAA            December 25, 2031           Senior/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   M-1          8.29%         $30,351,000              AA/AA             December 25, 2031        Subordinate/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
   M-2          8.83%         $16,527,000               A/A              December 25, 2031        Subordinate/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
    B           9.00%         $12,320,000             BBB/BBB            December 25, 2031        Subordinate/
                                                                                                   Fixed Rate
----------- -------------- ------------------- ---------------------- ------------------------- ------------------
Total offered notes           $601,000,000
-------------------------- ------------------- ---------------------- ------------------------- ------------------

OTHER INFORMATION:

o Due to losses and prepayments on the mortgage loans, the actual final payment on each class of notes may occur substantially earlier or, in the case of the Class A-1, Class A-2, Class A-3, Class A-6 and Class A-7 notes, later than the dates listed above.

CLASS A-1 NOTES
o On any payment date, the note rate for the Class A-1 notes will be equal to the lesser of: (1) LIBOR plus a margin of 0.12% per annum; and (2) 10.00% per annum.

CLASS A-6 NOTES
o On any payment date, the note rate for the Class A-6 notes will be equal to the lesser of: (1) LIBOR plus a margin of 0.13% per annum; and (2) 10.00% per annum.

CLASS M NOTES AND CLASS B NOTES
o If on any payment date, the amount available for distribution on the notes is less than the amount of accrued interest on the notes for the related interest accrual period at the respective note rates plus the amount of principal collections on the mortgage loans required to be paid to the holders of the notes, the amount of interest due on the Class B notes or, if the Class B notes are no longer outstanding, the Class M-2 notes, or if the Class M-2 notes are no longer outstanding, the Class M-1 notes, on that payment date will be reduced by the amount of the shortfall.

CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-8, CLASS M AND CLASS B NOTES
o The note rate on the Class A-3, Class A-4, Class A-5 and Class A-8 notes will increase by 0.50% per annum and the note rate on the Class M and Class B notes will increase by 1.00% per annum, beginning with the first interest accrual period for such classes commencing after the payment date on which the clean-up call may first be exercised for the notes.

THE TRUST

The depositor will establish the GMACM Mortgage Loan Trust 2000-HE3, a Delaware business trust, to issue the notes. The assets of the trust will include the mortgage loans and related assets. In addition to the mortgage loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts, including the pre-funding account, and other collections on the mortgage loans.

Payments of interest and principal on the notes will be made only from payments received in connection with the mortgage loans to the extent described herein.

THE MORTGAGE LOAN POOL

Unless we indicate otherwise, the statistical information we present in this prospectus supplement is approximate and reflects the actual principal balance of the initial pool of mortgage loans as of the cut-off date. The aggregate outstanding principal balance of the initial mortgage loans as of the cut-off date is $464,016,066.77 and will consist of home equity loans and home loans.

Home Equity Loans (Loan Group I):

o The home equity loans to be sold to the issuer will be fixed rate closed-end home equity loans evidenced by promissory notes and secured by mortgages or deeds of trust on the related residential properties.

o No more than approximately 96.16% of the initial home equity loans (by aggregate principal balance as of the cut-off date) are secured by second or more junior mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust.

o The initial home equity loans provide for substantially equal payments in an amount sufficient to amortize the home equity loans over their terms.

Home Loans (Loan Group II):

o The home loans sold to the issuer will be secured by first liens on fee simple interests in one- to four-family residential real properties.

o The home loans will include both fixed rate and adjustable rate home loans evidenced by promissory notes and secured by mortgages or deeds of trust on the related residential properties.

o Approximately 97.54% of the home loans will be secured by liens on mortgaged properties in which the borrowers have no equity in the mortgaged property. For each of those home loans, the loan-to-value ratio exceeded 100% at the time of origination of the home loan.

The mortgage loans sold and transferred to the issuer as of the closing date will consist of two loan groups. Loan group I will include the home equity loans and loan group II will include the home loans.

As of the cut-off date, the home equity loans, which comprise loan group I, had the following characteristics:

Number of loans              12,246

Aggregate principal balance  $387,558,496.85

Range of principal balances  $1,074.53 to $248,895.62

Average principal balance    $31,647.76

Range of interest rates      7.500% to 14.625%

Weighted average interest
rate                         11.230%

Range of original terms to
maturity                     60 to 360

Weighted average original
term to maturity             207 Months

Range of remaining terms
to maturity                  48 to 357

Weighted average remaining
term to maturity             205 Months

Range of combined
loan-to-value ratios         5.00% to 102.76%

Weighted average combined
loan-to-value ratio          82.31%

As of the cut-off date, the home loans, which comprise loan group II, had the following characteristics:

Number of loans              461

Aggregate principal balance  $76,457,569.92

Average principal balance    $165,851,56

Range of principal balances  $53,624.38 to $491,675.79

Range of interest rates
(fixed)                      9.500% to 12.625%

Weighted average interest
rate (fixed)                 10.648%

Range of interest rates
(adjustable)                 8.875% to 12.950%

Weighted average interest
rate (adjustable)            10.499%

Range of original terms to
maturity                     360 to 360

Weighted average original
term                         360 Months

Range of remaining terms
to maturity                  327 to 360

Weighted average remaining
term to maturity             345 Months

Range of loan-to-value
ratios                       85.00% to 125.43%

Weighted average
loan-to-value ratio          116.38%

See "Description of the Mortgage Loans" in this prospectus supplement.

LOAN RATE

The loan rate of each mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note.

Interest on each home equity loan is based on a fixed rate and is computed on a simple interest basis. Interest on each home loan is based on either a fixed rate or adjustable rate and is computed on an actuarial basis.

We refer you to "Description of the Mortgage Loans--Initial HEL Characteristics" and "--Home Loan Characteristics" in this prospectus supplement for further information.

THE CERTIFICATES

The trust will also issue three classes of GMACM Mortgage Loan-Backed Certificates, Series 2000-HE3, which will not be offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust. Two classes of the certificates, the Class R-I certificates and the Class R-II certificates, will constitute the residual interest in the related REMIC.

PRE-FUNDING ACCOUNT

On the closing date, approximately $136,983,933 will be deposited into an account designated the "pre-funding account." This amount will come from the proceeds of the sale of the notes. During the pre-funding period as described in this prospectus supplement, funds on deposit in the pre-funding account will be used by the issuer to buy home equity loans from GMACM from time to time.

The pre-funding period will be the period from the closing date to the earliest of:

o the date on which the amount on deposit in the pre-funding account is less than $50,000;

o    January 28, 2001; or

o    the occurrence of a servicer default under the servicing agreement.

The home equity loans sold to the trust after the closing date will conform to certain specified characteristics.

Amounts on deposit in the pre-funding account will be invested in permitted investments specified in the indenture. Any amount remaining in the pre-funding account at the end of the pre-funding period will be used to make principal payments on the Class A notes in the Class A-I group then entitled to payments of principal.

We refer you to "Description of the Mortgage Loans--The Pre-Funding Account" in this prospectus supplement for further information.

CAPITALIZED INTEREST ACCOUNT

On the closing date, to the extent required by any of the rating agencies, part of the proceeds of the sale of the notes will be deposited into an account designated the "capitalized interest account," which will be held by the indenture trustee. Amounts on deposit in the capitalized interest account will be withdrawn on each payment date during the pre-funding period to cover any shortfall in interest payments on the notes due to the pre-funding feature during the pre-funding period. Any amounts remaining in the capitalized interest account at the end of the pre-funding period will be paid to GMACM.

We refer you to "Description of the Securities--Capitalized Interest Account" in this prospectus supplement for further information.

PAYMENTS ON THE NOTES

On each monthly payment date, the indenture trustee will make distributions to noteholders. The amounts available for distribution will include:

o collections of monthly payments of principal and interest on the mortgage loans, including prepayments and other unscheduled collections plus

o    advances by the servicer for delinquent payments, if required minus

o fees and expenses of the trust, including reimbursement of the servicer for advances.

The aggregate amount of such monthly collections is described under the heading "The Agreements-- The Servicing Agreement--Principal Collections and Interest Collections" in this prospectus supplement.

Payments to noteholders will be made from amounts available from principal and interest collections on the mortgage loans, less certain fees and expenses of the trust, for distribution in the following order:

o    First, to pay accrued and unpaid interest due on the notes as follows:

     o To each class of Class A notes, on a pro rata basis, in accordance with the amount of interest due thereon;

     o    To the Class M-1 notes;

     o    To the Class M-2 notes; and

     o    To the Class B notes;

o Second, to pay an amount equal to principal collections on the mortgage loans minus any overcollateralization release amount, in the following order:

     o To the Class A notes, in the order described below, the amount necessary to reduce the aggregate principal balance of the Class A notes to the required principal balance for the Class A notes for that payment date;

     o To the Class M-1 notes, the amount necessary to reduce the principal balance of the Class M-1 notes to the required principal balance for the Class M-1 notes for that payment date;

     o To the Class M-2 notes, the amount necessary to reduce the principal balance of the Class M-2 notes to the required principal balance for the Class M-2 notes for that payment date; and

     o To the Class B notes, the amount necessary to reduce the principal balance of the Class B notes to the required principal balance for the Class B notes for that payment date;

o Third, to pay to the Class A notes, in the order described below, until the aggregate principal balance of the Class A notes has been reduced to the required principal balance for the Class A notes for that payment date, the amount of any losses incurred on the mortgage loans during the prior calendar month, and the amount of any losses allocated to the Class A notes on any previous payment date and not previously paid, plus interest on any previously unpaid amounts;

o Fourth, to pay to the Class M-1 notes, until the principal balance of the Class M-1 notes has been reduced to the required principal balance for the Class M-1 notes for that payment date, the amount of any losses incurred on the mortgage loans during the prior calendar month and not already paid to the holders of the Class A notes under clause third above, and the amount of any losses allocated to the Class M-1 notes on any previous payment date and not previously paid, plus interest on any previously unpaid amounts;

o Fifth, to pay to the Class M-2 notes, until the principal balance of the Class M-2 notes has been reduced to the required principal balance for the Class M-2 notes for that payment date, the amount of any losses incurred on the mortgage loans during the prior calendar month and not already paid to the holders of the Class A notes under clause third above or the Class M-1 notes under clause fourth above, and the amount of any losses allocated to the Class M-2 notes on any previous payment date and not previously paid, plus interest on any previously unpaid amounts;

o Sixth, to pay to the Class B notes, until the principal balance of the Class B notes has been reduced to the required principal balance for the Class B notes for that payment date, the amount of any losses incurred on the mortgage loans during the prior calendar month and not already paid to the holders of the Class A notes under clause third above, the Class M-1 notes under clause fourth above or the Class M-2 notes under clause fifth above, and the amount of any losses allocated to the Class B notes on any previous payment date and not previously paid, plus interest on any previously unpaid amounts;

o Seventh, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level, to the Class A notes, in the order described below, until the aggregate principal balance of the Class A notes is reduced to the required principal balance for the Class A notes for that payment date;

o Eighth, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level, to the Class M-1 notes, to the extent not distributed to the Class A notes pursuant to clause seventh above, until the principal balance of the Class M-1 notes is reduced to the required principal balance for the Class M-1 notes for that payment date;

o Ninth, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level, to the Class M-2 notes, to the extent not distributed to the Class A notes pursuant to clause seventh above or the Class M-1 notes pursuant to clause eighth above, until the principal balance of the Class M-2 notes is reduced to the required principal balance for the Class M-2 notes for that payment date;

o Tenth, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level to the Class B notes, to the extent not distributed to the Class A notes pursuant to clause seventh above, the Class M-1 notes pursuant to clause eighth above or the Class M-2 notes pursuant to clause ninth above, until the principal balance of the Class B notes is reduced to the required principal balance for the Class B notes for that payment date;

o Eleventh, to pay to the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

o    Twelfth, to pay any remaining amount to the certificates.

Payments of principal on the Class A notes shall be allocated as follows:

o Payments of principal shall be distributed concurrently to the Class A-I group in the aggregate and the Class A-II group in the aggregate, in each case in proportion to the percentage of the principal collections derived from the related loan group on each payment date, until the principal balances of the Class A-I group notes or the Class A-II group notes in the aggregate have been reduced to zero.

o After either the Class A notes in the Class A-I group in the aggregate or the Class A notes in the Class A-II group in the aggregate are reduced to zero, all principal collections and interest collections received from the related loan group will be distributed to the remaining class or classes of Class A notes to the extent necessary to pay principal due on those classes.

o The Class A-I group shall include the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 notes.

o The Class A-II group shall include the Class A-6, Class A-7 and Class A-8 notes.

Payments of principal that are allocated to the notes representing the Class A-I group or the Class A-II group will be paid sequentially within the respective group of notes, which means that principal will not be paid on any class of notes unless the principal balance of each class of notes within such group with a lower numerical designation has been reduced to zero, except that a special payment provision applies to the Class A-5 notes, as described below.

Because principal payments on the Class A notes in respect of liquidation loss amounts and overcollateralization increase amounts will be allocated between the Class A notes in the Class A-I group and the Class A notes in the Class A-II group in proportion to the principal collections received from the mortgage loans in the related group, and not in proportion to the amount of liquidation loss amounts on mortgage loans in the related group or the amount of overcollateralization derived from that group, excess interest collections from one group may be applied on any payment date to make principal payments to the Class A notes corresponding to the other group.

For at least three years after the closing date, no principal will be distributed to the Class A-5 notes unless the principal balance of the Class A-1, Class A-2, Class A-3 and the Class A-4 notes has been reduced to zero. After that date, the Class A-5 notes will receive a specified portion of principal payments allocated to the Class A notes in the Class A-I group although other classes of Class A notes in the Class A-I group may remain outstanding.

For at least three years after the closing date, no principal will be distributed to the Class M notes and the Class B notes unless the principal balance of all of the Class A notes has been reduced to zero. In addition, if on any payment date certain loss and delinquency tests set forth in the indenture are not satisfied, amounts otherwise payable to the Class M notes or the Class B notes with respect to principal will be paid to the Class A notes, and the Class M notes and the Class B notes will not receive distributions of principal on that payment date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the notes consists of:

SUBORDINATION. Losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

o    Class B

o    Class M-2

o    Class M-1

When this occurs, the principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the Class M notes or Class B notes remain outstanding, losses will be allocated among the Class A notes, in proportion to their remaining principal balances.

EXCESS INTEREST. Because the mortgagors are expected to pay more interest on the mortgage loans than is necessary to pay interest on the notes, there may be excess interest. Some of this excess interest may be used to protect the notes against losses by making an additional payment to the noteholders up to the amount of the losses.

OVERCOLLATERALIZATION. Excess interest that is not needed to cover losses will be used to make additional principal payments on the notes, until the aggregate principal balance of the mortgage loans exceeds the aggregate principal amount of the notes by a specified amount. This excess will represent overcollateralization, which will absorb losses on the mortgage loans, to the extent of the overcollateralization, if they are not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will be paid to the notes as principal, until the required level of overcollateralization is reached.

ADVANCES

For any month, if the servicer does not receive the full scheduled interest payment on a mortgage loan, the servicer has the option to advance funds to cover the amount of the scheduled interest payment that was not made. The servicer will be required to advance delinquent interest payments on the mortgage loans to the extent that the shortfall would result in a shortfall in the amount of interest available to pay interest due on the notes. However, the servicer is only required to advance funds if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Securities--Advances" in this prospectus supplement.

OPTIONAL REDEMPTION

A principal payment may be made to redeem the notes upon the exercise by the servicer of its option to purchase the mortgage loans in the trust after the aggregate principal balance of the mortgage loans is reduced to an amount less than or equal to 10% of the sum of the initial aggregate principal balance of the mortgage loans and the initial amount deposited in the pre-funding account. The purchase price payable by the servicer for the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans, or the fair market value of real estate acquired by foreclosure, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the mortgage loans through the day preceding the payment date of this purchase.

We refer you to "Description of the Securities --Optional Redemption" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the attached prospectus for further information.

ERISA CONSIDERATIONS

The Class A notes and Class M notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the Class A notes or Class M notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

The Class B notes may not be purchased by any such plans or retirement accounts.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The notes will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such notes in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of Class R certificates will be the sole residual interest in one of the two real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the notes, see "Material Federal Income Tax Considerations" and "State and Other Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the attached prospectus.

RATINGS

It is a condition to the issuance of the notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of the mortgage loans or any corresponding effect on the yield to investors.

We refer you to "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement for further information.

                                  RISK FACTORS

         The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

         The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the notes.


Special Yield and Prepayment Considerations

THE YIELD TO MATURITY ON YOUR      The yield to maturity of your notes will depend on a variety of factors,
NOTES WILL VARY DEPENDING ON THE   including:
RATE OF PREPAYMENTS.
                                   o    the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                   o    the note rate on your note; and

                                   o    the purchase price you paid for your note.


                                   In general, if you purchase a note at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a note at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

                                      S-17


THE RATE OF PREPAYMENTS ON         Since mortgagors can generally prepay their mortgage loans at any
THE MORTGAGE LOANS WILL VARY       time, the rate and timing of principal payments on the notes are
DEPENDING ON FUTURE MARKET         highly uncertain. Generally, when market interest rates increase,
CONDITIONS AND OTHER FACTORS.      mortgagors are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate.

                                   Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

                                   Approximately 81.25% of the home loans, which represent approximately
                                   16.48% of the mortgage loans as of the cut-off date, provide for payment of a prepayment charge during a specified period. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the prepayment charge period. See "Description of the
                                   Mortgage Loans" in this prospectus supplement.

THE YIELD TO MATURITY ON SOME      The notes have different yield considerations and different
CLASSES OF NOTES MAY BE AFFECTED   sensitivities to the rate and timing of principal distributions. The
BY THE TIMING OF PRINCIPAL         following is a general discussion of certain yield considerations and
PAYMENTS ON THE NOTES.             payment sensitivities of certain classes.

CLASS A-5 NOTES                    The Class A-5 notes will not be entitled to receive any distributions of principal for three years after the closing date, unless the principal balances of the Class A-1, Class A-2, Class A-3 and the
                                   Class A-4 notes have been reduced to zero. Thereafter, the Class A-5 notes may receive a disproportionately high or low percentage of principal payments allocated to the Class A notes in the Class A-I group.

CLASS M NOTES AND                  The Class M notes and the Class B notes will not be entitled to
CLASS B NOTES                      receive any distributions of principal for at least three years after the closing date, unless the principal balances of the Class A notes have been reduced to zero.


                                      S-18


CLASS A-1 AND CLASS A-6 NOTES      The note rate on the Class A-1 notes and the Class A-6 notes will be a floating rate based on LIBOR, subject to a maximum rate of 10.00% per annum. Because of that maximum rate, if LIBOR rises, you could receive interest at a rate that is less than LIBOR plus the specified margin due to this limitation. If LIBOR declines, the note rates on the Class
                                   A-1 and Class A-6 notes will decline and the yield to maturity on those classes of notes will be reduced.


THE PRIORITY OF PAYMENTS AND THE   Because the Class B notes have a lower payment priority than the Class
ALLOCATION OF LOSSES ON THE        M notes, the Class M-2 notes have a lower payment priority than the
MORTGAGE LOANS MAY AFFECT          Class M-1 notes and the Class M-1 notes have a lower payment priority
YOUR YIELD TO MATURITY.            than the Class A notes, the yield to maturity on the Class M notes, and to a greater extent, the Class B notes, will be sensitive to delinquencies and losses on the mortgage loans. In addition, because losses on the mortgage loans will be allocated to the notes in inverse order of their payment priority, the Class M notes will be sensitive, and the Class B notes will be very sensitive, to the rate of losses on the mortgage loans.

AMOUNTS LEFT IN THE PRE-FUNDING    Any amounts remaining in the pre-funding account at the end of the
ACCOUNT AT THE END OF THE          period will be distributed as a prepayment of principal on the Class A
PRE-FUNDING PERIOD WILL BE USED    notes in pre-funding the Class A-I Group then the entitled to payments
TO PREPAY CERTAIN CLASS A NOTES.   of principal. As a result, the yield to maturity on your investment may be adversely affected.


RISKS ASSOCIATED WITH THE MORTGAGE LOANS

THE RETURN ON YOUR NOTES MAY BE    Although the mortgage loans are secured by liens on mortgaged
REDUCED BY LOSSES ON THE           properties, the collateral for the mortgage loans may not give
MORTGAGE LOANS.                    assurance of repayment of the mortgage loans comparable to the assurance of repayment that many first lien lending programs provide, and the mortgage loans, especially those with high combined loan-to-value ratios or high loan-to-value ratios, may have risk of repayment characteristics more similar to unsecured consumer loans.

                                   96.16% of the home equity loans, which represent approximately 83.52%
                                   of the mortgage loans as of the cut-off date, are secured by second or more junior mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. Proceeds from liquidation of the mortgaged properties will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the servicer may write off the entire outstanding balance of the mortgage


                                      S-19

                                   loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the servicer would determine foreclosure to be uneconomical than for first lien mortgage loans with low loan-to-value ratios. In addition, the loan-to-value ratios of the home loans, which are secured by first liens on the mortgaged properties, are higher than other first lien lending programs. As of the cut-off date, the weighted average loan-to-value ratio, or combined loan-to-value ratio in the case of the home equity loans, of the mortgage loans is approximately 87.93%, and approximately 16.08% of the mortgage loans will have combined loan-to-value ratios in excess of 100%. Losses on the mortgage loans will be borne by noteholders if the applicable credit enhancement is insufficient to absorb them.


                                   In addition, we cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of any interest of a junior mortgagee in the mortgaged property.

LEGAL CONSIDERATIONS PRESENT       The mortgage loans are secured by mortgages. Mortgage loans secured by
CERTAIN RISKS.                     junior mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any senior mortgage loans and prior statutory liens have been satisfied. If these proceeds are insufficient to satisfy these senior loans and prior liens in the aggregate, the issuer, and accordingly, the noteholders, will bear the risk of delay in distributions while the servicer obtains a deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the servicer cannot obtain or realize upon that deficiency judgment. See "Certain Legal
                                   Aspects of the Loans" in the prospectus.

THERE MAY BE VARIATIONS IN THE     Each subsequent home equity loan will satisfy the eligibility criteria
SUBSEQUENT HOME EQUITY LOANS       referred to in this prospectus supplement at the time GMACM transfers
FROM THE INITIAL HOME              it to the issuer. These subsequent home equity loans may present
EQUITY LOANS.                      different risks than the initial home equity loans. Thus, after the transfer of subsequent home equity loans to the issuer, the aggregate characteristics of the home equity loans that are part of the trust estate may vary from those of the initial home equity loans. See
                                   "Description of the Mortgage Loans--Conveyance of Subsequent Home
                                   Equity Loans".


                                      S-20

DEPENDENCY ON THE                  The underwriting standards and procedures applicable to the mortgage
CREDITWORTHINESS OF THE            loans, as well as the repayment prospects of the mortgage loans, may
MORTGAGORS.                        be more dependent on the creditworthiness of the borrowers and less dependent on the adequacy of the mortgaged properties as collateral than would be the case under lending programs where the mortgage loans have lower loan-to-value ratios or lower combined loan-to-value ratios.

                                   Future changes in the borrowers' economic circumstances will have a significant effect on the likelihood of repayment. These changes may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the borrower's ability to pay principal and interest on the mortgage loan.

                                   General economic conditions, both on a national and regional basis, will also have an impact on the ability of borrowers to repay their mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, as a result, will experience higher rates of loss and delinquency than mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. You should note that approximately 34.62% and 6.49% (by aggregate principal balance as of the cut-off date) of the initial home equity loans are secured by mortgaged properties located in the states of California and New York, respectively, and 44.42% and 5.24% (by aggregate principal balance as of the cut-off date) of the home loans are secured by mortgaged properties located in the states of California and Florida, respectively. In addition, any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an adverse impact on the ability of borrowers to repay their mortgage loans.



                                      S-21


DEBT INCURRED BY THE BORROWERS     With respect to home equity loans which were used for debt
IN ADDITION TO THE HOME EQUITY     consolidation, there can be no assurance that the borrower will not
LOANS COULD INCREASE YOUR RISK.    incur further debt in addition to the mortgage loan. This additional debt could impair the ability of borrowers to repay their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

GMACM HAS ONLY LIMITED             GMACM has only limited historical delinquency and loan loss
HISTORICAL DELINQUENCY, LOSS       information on the home loans. No delinquency and loan loss experience
AND PREPAYMENT INFORMATION ON      for the home loans has been included in this prospectus supplement.
THE HOME LOANS.                    See "The Seller and Servicer" in this prospectus supplement.

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS,    Credit enhancement will be provided for the notes in the form of:
TOGETHER WITH THE FUNDS IN THE
PRE-FUNDING ACCOUNT AND THE        o    subordination provided by the Class B notes to the Class M notes
CAPITALIZED INTEREST ACCOUNT,           and the Class A notes, subordination provided by the Class M-2
ARE THE SOLE SOURCE OF PAYMENTS         notes to the Class M-1 notes and the Class A notes and
ON YOUR NOTES.                          subordination provided by the Class M-1 notes to the Class A notes;

                                   o    excess interest collections, if available; and

                                   o    overcollateralization.

                                   None of the sellers, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates will have any obligation to replace this credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the mortgage loans that are not covered by this credit enhancement, the holders of the notes will bear the risk of these losses.


                                      S-22


                                   You will have no recourse against the depositor, either seller, the servicer, or any of their affiliates, if any required distribution on the notes is not made or for any default. The only obligations of the sellers with respect to the related trust or the notes would result from a breach of the representations and warranties that such seller may make concerning the trust assets.

LIMITATIONS ON THE REPURCHASE      We cannot assure you that, at any particular time, either seller will
OR REPLACEMENT OF DEFECTIVE        be able, financially or otherwise, to repurchase or replace defective
MORTGAGE LOANS BY THE SELLERS.     mortgage loans as described in this prospectus supplement. Events relating to either seller and its operations could occur that would adversely affect the financial ability of such seller to repurchase defective mortgage loans from the issuer, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of such seller's assets. If the seller does not repurchase or replace a defective mortgage loan, then the servicer, on behalf of the issuer, will try to recover the maximum amount possible with respect to that defective mortgage loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the related credit enhancement does not cover this delay or loss.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR          A secondary market for your notes may not develop. Even if a secondary
NOTES TO MATURITY IF THEIR         market does develop, it may not continue, or it may be illiquid.
MARKETABILITY IS LIMITED.          Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your notes.


                                  INTRODUCTION

         The trust will be formed under the trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $601,000,000 of GMACM Mortgage Loan-Backed Notes, Series 2000-HE3. These notes will be issued under the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue three classes of GMACM Mortgage Loan-Backed Certificates, Series 2000-HE3. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement.

         On the closing date, the depositor will deposit into the trust two groups of mortgage loans, that in the aggregate will constitute a mortgage pool. All of the mortgage loans will be sold by the sellers to the depositor, which will then transfer the mortgage loans to the trust pursuant to the mortgage loan purchase agreement or purchase agreement. The trust will be entitled to all payments of principal and interest in respect of the mortgage loans received on or after the cut-off date.

         We have defined certain significant terms in the section titled "Description of the Securities--Glossary of Terms" in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The term "Payment Account" used in the prospectus corresponds to the term "Note Payment Account" as described in this prospectus supplement. The conveyance of the mortgage loans to the trust and the issuance of the notes described in this prospectus supplement is a "Designated Seller Transaction" as that term is used in the prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement relates to the mortgage loans conveyed to the trust on the closing date, or initial mortgage loans. Unless otherwise indicated, all percentages set forth in this prospectus supplement are approximate and are based upon the actual principal balances of the initial mortgage loans as of the cut-off date.

         Mortgage loans conveyed to the trust after the closing date, or subsequent home equity loans, will be selected using generally the same criteria as that used to select the initial mortgage loans, and generally the same representations and warranties will be made with respect thereto. See "Description of the Mortgage Loans--Conveyance of Subsequent Home Equity Loans" in this prospectus supplement.

         All of the Home Loans and most of the HELs were originated by GMAC Mortgage Corporation, or GMACM, through its ditech.com division. GMACM acquired the assets of DiTech Funding Corporation in April 1999 and utilizes those assets in its ditech.com division.

         GMACM, through its ditech.com division, solicits mortgages directly from borrowers through its extensive telemarketing and advertising programs. All of these mortgage loans will have been underwritten or reviewed to determine whether such mortgage loans comply with the underwriting standards of GMACM. For a description of the underwriting criteria applicable to the mortgage loans, see "Description of the Mortgage Loans--Underwriting Standards" in this prospectus supplement.

         As of the cut-off date, 81.25% of the home loans, which represent approximately 16.48% of the mortgage loans as of the cut-off date, provide for payment of a prepayment charge, if these mortgage loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. However, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges. The servicer will be entitled to all prepayment charges and late payment charges received on the mortgage loans and these amounts will not be available for payment on the notes.

         As to any date, the pool balance will be equal to the aggregate of the principal balances of all mortgage loans owned by the trust as of that date, plus any amounts on deposit in the Pre-Funding Account. The principal balance of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the mortgage loan in accordance with the related mortgage note prior to that day. The principal balance of a liquidated mortgage loan after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero.

         As used in this prospectus supplement, a mortgage loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a mortgage loan with a payment due on October 1 that remained unpaid as of the close of business on October 31 would still be considered current as of October 31. If that payment remained unpaid as of the close of business on November 30, the mortgage loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

INITIAL MORTGAGE LOANS

         The pool of initial mortgage loans will be conveyed to the trust on the closing date. On or prior to January 28, 2001, the issuer may purchase subsequent home equity loans having an unpaid principal balance up to the initial amount deposited into the Pre-Funding Account.

         The mortgage loans will be divided into two Loan Groups. Loan Group I will include the initial home equity loans, or HELs, and the subsequent HELs and Loan Group II will include the home loans. The mortgage loans included in Loan Group II are described below under "Home Loans in Loan Group II" and are also referred to in this prospectus supplement as the Home Loans.

INITIAL HELS IN LOAN GROUP I

         The initial HELs are fixed rate, closed-end home equity loans evidenced by the related mortgage notes and secured by the related mortgages on the related mortgaged properties. Approximately 96.16% of the initial HELs (by aggregate principal balance as of the cut-off date) are secured by second or more junior mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The HELs generally have a combined loan-to-value ratio of up to 100%. The mortgaged properties securing the initial HELs consist primarily of one- to four-family residential properties. As to 100.00% of the initial HELs, the borrower represented at the time of origination that the related mortgaged property would be owner occupied as a primary or second home.

         The initial HELs are not insured or guaranteed by any governmental agency. The proceeds of the HELs were used to:

         o    finance property improvements,

         o finance the acquisition of personal property such as home appliances or furnishings,

         o    finance debt consolidation,

         o    finance the partial refinancing of residential properties,

         o    provide cash to the borrower for unspecified purposes, or

         o    a combination of the foregoing.

         For any HEL secured by a junior lien on the related mortgaged property, the combined loan-to-value ratio, or CLTV Ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance of the HEL, and (2) the principal balance of any related senior mortgage loan at origination of the HEL together with any mortgage loan subordinate to it, to (B) the appraised value of the related mortgaged property or, if permitted under GMACM's underwriting standards, the stated value.

         All percentages of the initial HELs described in this prospectus supplement are approximate percentages determined, unless otherwise indicated, by the aggregate principal balance as of the cut-off date of the initial HELs. The principal balance as of the cut-off date of the initial HELs is $387,558,496.85.

         With respect to the initial HELs:

         o as of the cut-off date, no initial HEL is 30 days or more delinquent;

         o the average principal balance as of the cut-off date is $31,647.76;

         o the minimum principal balance as of the cut-off date is $1,074.53;

         o the maximum principal balance as of the cut-off date is $248,895.62;

         o the lowest loan rate and the highest loan rate on the cut-off date are 7.500% and 14.625% per annum, respectively;

         o the weighted average loan rate on the cut-off date is approximately 11.230% per annum;

         o the minimum and maximum CLTV Ratios as of the cut-off date are 5.00% and 102.76% respectively;

         o the weighted average CLTV Ratio based on the principal balance as of the cut-off date of the initial HELs is approximately 82.31%;

         o    the latest scheduled maturity of any initial HEL is July 1, 2030;

         o with respect to 34.62% and 6.49% of the initial HELs, the related mortgaged properties are located in the States of California and New York, respectively; and

         o not more than 0.85% of the initial HELs do not require an Appraised Value.

LOAN TERMS OF THE HELS

         The loan rate of each initial HEL is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note. The loan rate borne by each initial HEL is fixed as of the date of origination of that initial HEL.

         Interest on each HEL is charged on that part of the principal which has not been paid. Interest is charged from the date the loan is advanced until the full amount of the principal has been paid. Interest on each HEL is calculated on a daily basis. The amount of the daily interest is equal to the annual interest rate divided by the number of days in the year times the outstanding principal balance.

         Interest on the HELs is calculated on a "simple interest" basis, which provides for the amortization of the amount financed under the loan over a series of equal monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.

         Each initial HEL had a term to maturity from the date of origination of not more than 360 months. The initial HELs provide for substantially equal payments in an amount sufficient to amortize the HELs over their terms.

INITIAL HEL CHARACTERISTICS

         Set forth below is a description of certain additional characteristics of the initial HELs as of the cut-off date. Unless otherwise specified, all principal balances of the initial HELs are as of the cut-off date and are rounded to the nearest dollar. Except as indicated otherwise, all percentages are approximate percentages by aggregate principal balance as of the cut-off date.
Entries in the tables may not add to 100.00% due to rounding.


                                  PROPERTY TYPE

                                                                                                     Percent of Initial
                                                                                                      HELs by Principal
                                                     Number of Initial    Principal Balance as of     Balance as of the
Property Type                                         HELs                   the Cut-Off Date           Cut-Off Date
---------------------------------------------        -----------------    -----------------------    ------------------
Single Family                                                10,951           $348,517,744.25                  89.93%
Condo                                                           798             22,648,636.13                    5.84
PUD                                                             303             10,735,256.82                    2.77
Multi Family                                                    190              5,552,217.58                    1.43
Manufactured Housing                                              4                104,642.07                    0.03
                                                                  -                ----------                    ----
                                       TOTAL                 12,246           $387,558,496.85                 100.00%

                                            OUTSTANDING PRINCIPAL BALANCES
                                                                                                  PERCENT OF INITIAL
                                                                                                  HELS BY PRINCIPAL
                                                                        PRINCIPAL BALANCE AS      BALANCE AS OF THE
       RANGE OF PRINCIPAL BALANCES ($)         NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
             $0.00    to     $25,000.00                         5,959          $106,681,577.90                  27.53%
        $25,000.01    to     $50,000.00                         4,888           177,171,639.70                   45.71
        $50,000.01    to     $75,000.00                           920            56,970,950.46                   14.70
        $75,000.01    to     $100,000.00                          383            34,389,776.13                    8.87
       $100,000.01    to     $200,000.00                           95            12,095,657.04                    3.12
       $200,000.01    to     $300,000.00                            1               248,895.62                    0.06
                                                                    -               ----------                    ----
                                        TOTAL                  12,246          $387,558,496.85                 100.00%


o The average principal balance of the initial HELs as of the cut-off date is approximately $31,647.76.


                                                  ORIGINAL BALANCES
                                                                                                  PERCENT OF INITIAL
                                                                                                  HELS BY PRINCIPAL
                                                                        PRINCIPAL BALANCE AS      BALANCE AS OF THE
       RANGE OF ORIGINAL BALANCES ($)          NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
             $0.00    to     $25,000.00                         5,945          $106,385,875.54                  27.45%
        $25,000.01    to     $50,000.00                         4,896           177,235,325.74                   45.73
        $50,000.01    to     $75,000.00                           923            57,018,570.36                   14.71
        $75,000.01    to     $100,000.00                          386            34,574,172.55                    8.92
       $100,000.01    to     $125,000.00                           57             6,479,169.01                    1.67
       $125,000.01    to     $150,000.00                           32             4,606,705.11                    1.19
       $150,000.01    to     $175,000.00                            4               645,478.37                    0.17
       $175,000.01    to     $200,000.00                            2               364,304.55                    0.09
       $225,000.01    to     $250,000.00                            1               248,895.62                    0.06
                                                                    -               ----------                    ----
                                        TOTAL                  12,246          $387,558,496.85                 100.00%


o    The average original balance of the initial HELs is approximately
     $31,799.16.



                                               GEOGRAPHICAL DISTRIBUTIONS

                                                                                                    PERCENT OF INITIAL
                                                                                                     HELS BY PRINCIPAL
                                                                          PRINCIPAL BALANCE AS       BALANCE AS OF THE
LOCATION                                        NUMBER OF INITIAL HELS     OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
California                                                    3,615          $134,161,813.83                   34.62%
New York                                                        694            25,156,010.10                     6.49
Florida                                                         588            16,410,011.58                     4.23
New Jersey                                                      496            16,374,810.15                     4.23
Texas                                                           475            14,195,582.17                     3.66
Pennsylvania                                                    379            10,696,250.32                     2.76
Georgia                                                         388            10,680,679.98                     2.76
Illinois                                                        357            10,287,346.93                     2.65
Michigan                                                        346             9,432,025.15                     2.43
Ohio                                                            296             8,154,855.54                     2.10
Arizona                                                         269             7,925,609.13                     2.05
Other                                                         4,343           124,083,501.97                    32.02
                                                              -----           --------------                    -----
                                        TOTAL                12,246          $387,558,496.85                  100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                                            COMBINED LOAN-TO-VALUE RATIOS
                                                                                                  PERCENT OF INITIAL
                                                                                                  HELS BY PRINCIPAL
          RANGE OF COMBINED                                             PRINCIPAL BALANCE AS      BALANCE AS OF THE
      LOAN-TO-VALUE RATIOS (%)                 NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
        0.00%    to     30.00%                                    196            $5,146,344.08                   1.33%
       30.01%    to     35.00%                                     71             1,848,368.39                    0.48
       35.01%    to     40.00%                                     94             2,557,435.61                    0.66
       40.01%    to     45.00%                                    111             3,211,295.92                    0.83
       45.01%    to     50.00%                                    156             5,038,264.16                    1.30
       50.01%    to     55.00%                                    156             4,916,200.54                    1.27
       55.01%    to     60.00%                                    272             8,308,671.41                    2.14
       60.01%    to     65.00%                                    334            10,534,114.88                    2.72
       65.01%    to     70.00%                                    495            16,146,409.56                    4.17
       70.01%    to     75.00%                                    749            25,064,118.67                    6.47
       75.01%    to     80.00%                                  1,835            61,521,857.06                   15.87
       80.01%    to     85.00%                                  1,176            37,647,734.62                    9.71
       85.01%    to     90.00%                                  2,800            88,102,228.11                   22.73
       90.01%    to     95.00%                                  2,805            83,894,963.31                   21.65
       95.01%    to     100.00%                                   995            33,582,283.61                    8.67
      100.01%    to     105.00%                                     1                38,206.92                    0.01
                                                                    -                ---------                    ----
                                        TOTAL                  12,246          $387,558,496.85                 100.00%

o The minimum and maximum CLTV Ratios of the initial HELs as of the cut-off date are approximately 5.00% and 102.76%, respectively, and the weighted average CLTV Ratio of the initial HELs as of the cut-off date is approximately 82.31%.



                        LOAN RATES AS OF THE CUT-OFF DATE

                                                                                                  PERCENT OF INITIAL
                                                                                                  HELS BY PRINCIPAL
                                                                        PRINCIPAL BALANCE AS      BALANCE AS OF THE
    RANGE OF LOAN RATES (%)                    NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
       7.500%   to   7.999%                                         4               $79,136.39                   0.02%
       8.000%   to   8.499%                                        19               221,199.56                    0.06
       8.500%   to   8.999%                                        20               618,144.65                    0.16
       9.000%   to   9.499%                                        34             1,446,473.68                    0.37
       9.500%   to   9.999%                                       999            35,912,197.08                    9.27
      10.000%   to   10.499%                                    1,179            42,244,138.34                   10.90
      10.500%   to   10.999%                                    3,336           103,451,397.62                   26.69
      11.000%   to   11.499%                                    1,532            51,218,682.44                   13.22
      11.500%   to   11.999%                                    1,903            61,685,124.91                   15.92
      12.000%   to   12.499%                                    1,444            41,617,711.85                   10.74
      12.500%   to   12.999%                                      720            20,011,278.41                    5.16
      13.000%   to   13.499%                                      342            10,607,723.51                    2.74
      13.500%   to   13.999%                                      562            14,737,822.49                    3.80
      14.000%   to   14.499%                                      115             2,815,503.18                    0.73
      14.500%   to   14.999%                                       37               891,962.74                    0.23
                                                                   --               ----------                    ----
                                        TOTAL                  12,246          $387,558,496.85                 100.00%

o The weighted average loan rate of the initial HELs as of the cut-off date is approximately 11.230%.

             JUNIOR RATIOS OF HELS SECURED BY SECOND LIENS(1)(2)(3)

                                                                                                  PERCENT OF INITIAL
                                                                                                  HELS BY PRINCIPAL
                                                                        PRINCIPAL BALANCE AS      BALANCE AS OF THE
     RANGE OF JUNIOR RATIOS (%)                NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
       0.0001%   to    5.0000%                                     33              $362,645.66                   0.10%
       5.0001%   to    10.0000%                                   867            14,200,040.20                    3.81
      10.0001%   to    15.0000%                                 2,351            52,597,656.52                   14.11
      15.0001%   to    20.0000%                                 2,542            70,848,403.39                   19.01
      20.0001%   to    25.0000%                                 2,079            70,593,691.65                   18.94
      25.0001%   to    30.0000%                                 1,443            55,146,844.37                   14.80
      30.0001%   to    35.0000%                                   909            37,481,853.74                   10.06
      35.0001%   to    40.0000%                                   595            25,888,384.79                    6.95
      40.0001%   to    45.0000%                                   336            14,798,699.56                    3.97
      45.0001%   to    50.0000%                                   237            10,650,234.24                    2.86
      50.0001%   to    55.0000%                                   122             5,734,928.42                    1.54
      55.0001%   to    60.0000%                                    87             4,521,224.95                    1.21
      60.0001%   to    65.0000%                                    68             3,155,638.96                    0.85
      65.0001%   to    70.0000%                                    40             2,000,794.39                    0.54
      70.0001%   to    75.0000%                                    29             1,266,114.94                    0.34
      75.0001%   to    80.0000%                                    27             1,200,786.54                    0.32
      80.0001%   to    85.0000%                                    22               912,160.64                    0.24
      85.0001%   to    90.0000%                                    20               877,593.27                    0.24
      90.0001%   to    95.0000%                                     5               159,690.72                    0.04
      95.0001%   to    100.0000%                                    7               296,014.61                    0.08
                                                                    -               ----------                    ----
                                        TOTAL                  11,819          $372,693,401.56                 100.00%

(1) The Junior Ratio of a HEL is the ratio (expressed as a percentage) of the outstanding balance of such HEL to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such HEL is underwritten.

(2) The weighted average Junior Ratio of the initial HELs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 26.04%.

(3)  Includes only the initial HELs secured by second or more junior liens.


                                        MONTHS REMAINING TO SCHEDULED MATURITY
                                                                                                  PERCENT OF INITIAL
                                                                                                  HELS BY PRINCIPAL
                                                                        PRINCIPAL BALANCE AS      BALANCE AS OF THE
      RANGE OF REMAINING TERMS                 NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
            0    to    60                                         332            $6,404,153.84                   1.65%
           61    to    120                                      1,220            29,131,294.69                    7.52
          121    to    180                                      7,713           233,872,903.89                   60.35
          181    to    240                                        626            23,470,271.39                    6.06
          241    to    300                                      2,327            93,693,479.07                   24.18
          301    to    360                                         28               986,393.97                    0.25
                                                                   --               ----------                    ----
                                        TOTAL                  12,246          $387,558,496.85                 100.00%


o The weighted average months remaining to scheduled maturity of the initial HELs as of the cut-off date is approximately 205 months.

                                  LIEN PRIORITY

                                                                                                  PERCENT OF INITIAL
                                                                                                  HELS BY PRINCIPAL
                                                                        PRINCIPAL BALANCE AS      BALANCE AS OF THE
LIEN POSITION                                  NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
First                                                             427           $14,865,095.29                   3.84%
Second                                                         11,817           372,659,041.86                   96.16
Third                                                               2                34,359.70                    0.01
                                                                    -                ---------                    ----
                                        TOTAL                  12,246          $387,558,496.85                 100.00%



                                               DEBT-TO-INCOME RATIOS
                                                                                                   PERCENT OF INITIAL
                                                                                                    HELS BY PRINCIPAL
                                                                          PRINCIPAL BALANCE AS      BALANCE AS OF THE
      RANGE OF DEBT-TO-INCOME RATIOS (%)        NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  -----------------------  ----------------------    ---------------------
             0.001%   to   5.000%                                  1              $19,404.86                    0.01%
             5.001%   to   10.000%                                 9              263,627.56                     0.07
            10.001%   to   15.000%                                67            2,077,059.00                     0.54
            15.001%   to   20.000%                               234            6,344,884.81                     1.64
            20.001%   to   25.000%                               620           16,696,138.04                     4.31
            25.001%   to   30.000%                             1,178           33,969,857.96                     8.77
            30.001%   to   35.000%                             1,838           55,017,386.70                    14.20
            35.001%   to   40.000%                             2,225           69,122,911.30                    17.84
            40.001%   to   45.000%                             2,897           93,852,030.80                    24.22
            45.001%   to   50.000%                             2,668           92,196,393.41                    23.79
            50.001%   to   55.000%                               408           14,126,347.44                     3.64
            55.001%   +                                           88            3,526,977.25                     0.91
                n/a                                               13              345,477.72                     0.09
                                                                  --              ----------                     ----
                                        TOTAL                 12,246         $387,558,496.85                  100.00%

o Of the initial HELs with available debt-to-income ratios, the weighted average debt-to-income ratio as of the cut-off date is approximately 39.31%.

                                                   OCCUPANCY TYPES
                                                                                                PERCENT OF INITIAL
                                                                                                 HELS BY PRINCIPAL
                                               NUMBER OF INITIAL    PRINCIPAL BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY (AS INDICATED BY BORROWER)                 HELS               THE CUT-OFF DATE           CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
Owner Occupied                                              12,184           $385,517,268.10                   99.47%
Second Home                                                     62              2,041,228.75                     0.53
                                                                --              ------------                     ----
                                       TOTAL                12,246           $387,558,496.85                  100.00%



                                                  ORIGINATION YEAR
                                                                                                PERCENT OF INITIAL
                                                                                                 HELS BY PRINCIPAL
                                                                       PRINCIPAL BALANCE AS      BALANCE AS OF THE
ORIGINATION YEAR                             NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
2000                                                          12,240         $387,315,031.73                   99.94%
1999                                                               6              243,465.12                     0.06
                                                                   -              ----------                     ----
                                                              12,246         $387,558,496.85                  100.00%
                                      TOTAL

                                     CREDIT SCORES AS OF THE DATE OF ORIGINATION
                                                                                                   PERCENT OF INITIAL
                                                                                                    HELS BY PRINCIPAL
       RANGE OF CREDIT SCORES AS OF THE                                   PRINCIPAL BALANCE AS      BALANCE AS OF THE
       DATE OF ORIGINATION OF THE LOANS         NUMBER OF INITIAL HELS    OF THE CUT-OFF DATE         CUT-OFF DATE
---------------------------------------------  ----------------------   ----------------------    ---------------------
              540   to   559                                        1              $18,500.00                    0.00%
              560   to   579                                        2               40,485.89                     0.01
              580   to   599                                        8              155,713.24                     0.04
              600   to   619                                       28              817,998.48                     0.21
              620   to   639                                    1,106           29,259,908.26                     7.55
              640   to   659                                    1,870           51,790,882.16                    13.36
              660   to   679                                    1,865           55,437,173.82                    14.30
              680   to   699                                    2,325           85,939,752.31                    22.17
              700   to   719                                    1,868           65,626,426.62                    16.93
              720   to   739                                    1,385           44,754,603.71                    11.55
              740   to   759                                      897           27,641,180.24                     7.13
              760   to   779                                      603           18,124,971.33                     4.68
              780   to   799                                      247            6,683,580.55                     1.72
              800   to   819                                       34            1,113,881.93                     0.29
              n/a                                                   7             $153,438.31                     0.04
                                                                    -             -----------                     ----
                                      TOTAL                    12,246         $387,558,496.85                  100.00%

o Of the initial HELs with available credit scores, the weighted average credit score of the borrower, as of the date of origination, as of the cut-off date is approximately 693.

HOME LOANS IN LOAN GROUP II

         The Home Loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties. The pool of Home Loans will consist of closed-end, fixed-rate and adjustable rate, fully-amortizing, level monthly payment first mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. The Home Loans are not insured or guaranteed by any governmental agency. The proceeds of the Home Loans were used to purchase or to refinance the purchase of the mortgaged property securing the Home Loan.

         As of the cut-off date, 97.54% of the Home Loans will be secured by liens on mortgaged properties in which the borrowers have no equity in the mortgaged properties, i.e., the related loan-to-value ratios exceeded 100% at the time of origination of such Home Loans.

         All percentages of the Home Loans described in this prospectus supplement are approximate percentages determined, except as otherwise indicated, by the aggregate principal balance as of the cut-off date of the Home Loans. The principal balance of the Home Loans as of the cut-off date is $76,457,569.92.

         With respect to the Home Loans:

         o as of the cut-off date, no Home Loan is 30 days or more delinquent;

         o the average principal balance as of the cut-off date is $165,851.56;

         o the minimum principal balance as of the cut-off date is $53,624.38;

         o the maximum principal balance as of the cut-off date is $491,675.79;

         o with respect to fixed rate Home Loans as of the cut-off date, the lowest loan rate and the highest loan rate are 9.500% and 12.625% per annum, respectively, and the weighted average loan rate is approximately 10.648% per annum;

         o with respect to adjustable rate Home Loans, as of the cut-off date, the lowest loan rate and the highest loan rate are 8.875% and 12.950% per annum, respectively, the weighted average loan rate is approximately 10.499% per annum, the weighted average margin is approximately 5.998%, and the weighted average maximum loan rate and minimum loan rate are approximately 12.837% and 5.998%, respectively;

         o the minimum and maximum LTV Ratios as of the cut-off date are 85.00% and 125.43%, respectively;

         o the weighted average LTV Ratio based on the principal balance as of the cut-off date of the Home Loans is approximately 116.38%;

         o the latest scheduled maturity of any Home Loan is October 1, 2030; and

         o with respect to approximately 44.42% and approximately 5.24% of the Home Loans, the related mortgaged properties are located in the States of California and Florida, respectively.

LOAN TERMS OF THE HOME LOANS

         The Home Loans included in Loan Group II consist of both fixed rate and adjustable rate Home Loans.

     Fixed Rate Home Loans

         The loan rate of each fixed rate Home Loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note. The loan rate borne by each fixed rate Home Loan is fixed as of the date of origination of that fixed rate Home Loan.

     Adjustable Rate Home Loans

         Each adjustable rate Home Loan has a loan rate that is subject to adjustment on each adjustment date, as specified in the related mortgage note, to equal the sum of:

         o    the index; and

         o    the note margin;

provided, however, that the loan rate on each Home Loan will in no event be greater than the maximum loan rate or less than the minimum loan rate specified in the related mortgage note. In addition, the loan rate on each adjustable rate Home Loan may not increase or decrease on any adjustment date by more than a specified percentage per annum which is called the periodic rate cap. The periodic rate cap on the adjustable rate Home Loans is 1.00% per annum.

         The index used to calculate the loan rate on the adjustable rate Home Loans, the Six-Month LIBOR Index, will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the first business day of the month immediately preceding the month in which the adjustment date occurs.

         The loan rates on approximately 2.64% of the adjustable rate Home Loans will remain fixed for a period of two years after origination and thereafter will adjust semi-annually to a rate equal to the sum of the Six-Month LIBOR Index and the note margin set forth in the related mortgage note. The amount of the monthly payment on each adjustable rate Home Loan will be adjusted semi-annually, on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable loan rate and to fully amortize the outstanding principal balance of each adjustable rate Home Loan over its remaining term to stated maturity. As of the cut-off date, 99.46% of the adjustable rate Home Loans will have reached their first adjustment date.

         The minimum loan rate for each adjustable rate Home Loan will be equal to the note margin. The minimum loan rates on the adjustable rate Home Loans will range from 5.500% to 6.000%, with a weighted average minimum loan rate as of the cut-off date of 5.998%. The maximum loan rates on the adjustable rate Home Loans will range from 11.950% to 15.875%, with a weighted average maximum loan rate as of the cut-off date of 12.837%. No adjustable rate Home Loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.

         In the event that Six-Month LIBOR information is no longer available, an index reasonably acceptable to the indenture trustee that is based on comparable information will be selected by the servicer.

         The initial loan rate in effect on an adjustable rate Home Loan generally will be lower, and may be significantly lower, than the loan rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of an adjustable rate Home Loan, the related loan rate will generally increase on the first adjustment date following origination of such adjustable rate Home Loan subject to the periodic rate cap. The repayment of the adjustable rate Home Loan will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the loan rate. Adjustable rate Home Loans that have the same initial loan rate may not always bear interest at the same loan rate because such mortgage loans may have different adjustment dates, and the loan rates therefore may reflect different note margins, maximum loan rates and minimum loan rates.

         Interest on the Home Loans will be calculated on an "actuarial interest" basis in which interest is charged to the related borrowers, and payments are due from such borrowers as of a scheduled day each month which is fixed at the time of origination with payments received after a grace period following such scheduled day subject to a late charge. Each regular scheduled payment made by the borrower is, therefore, treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the borrowers on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

HOME LOAN CHARACTERISTICS

         Set forth below is a description of certain additional characteristics of the Home Loans as of the cut-off date. These characteristics are set forth separately for the fixed rate Home Loans and the adjustable rate Home Loans in Appendix A to this prospectus supplement. Unless otherwise specified, all principal balances of the Home Loans are as of the cut-off date and are rounded to the nearest dollar. Except as indicated otherwise, all percentages are approximate percentages by aggregate principal balance as of the cut-off date. Entries in the tables may not add to 100.00% due to rounding.

                                                    PROPERTY TYPE

                                                                                               PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
PROPERTY TYPE                                 NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
Single Family                                                417           $69,419,962.40                   90.80%
Condo                                                         44             7,037,607.52                     9.20
                                                              --             ------------                     ----
                                       TOTAL                 461           $76,457,569.92                  100.00%


                                                 PRINCIPAL BALANCES
                                                                                               PERCENT OF HOME LOANS
                                                                       PRINCIPAL BALANCE AS    BY PRINCIPAL BALANCE
RANGE OF PRINCIPAL BALANCES ($)               NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
      $50,000.01     to     $75,000.00                         11             $739,902.40                    0.97%
      $75,000.01     to     $100,000.00                        75            6,571,036.24                     8.59
     $100,000.01     to     $200,000.00                       252           36,387,524.01                    47.59
     $200,000.01     to     $300,000.00                        93           22,020,054.95                    28.80
     $300,000.01     to     $400,000.00                        26            8,968,964.83                    11.73
     $400,000.01     to     $500,000.00                         4            1,770,087.49                     2.32
                                                                -            ------------                     ----
                                      TOTAL                   461          $76,457,569.92                  100.00%

o The average principal balance of the Home Loans as of the cut-off date is $165,851.56.

                                                  ORIGINAL BALANCES
                                                                                               PERCENT OF HOME LOANS
                                                                       PRINCIPAL BALANCE AS    BY PRINCIPAL BALANCE
RANGE OF ORIGINAL BALANCES ($)                NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
      $50,000.01     to     $75,000.00                         11             $739,902.40                    0.97%
      $75,000.01     to     $100,000.00                        75            6,571,036.24                     8.59
     $100,000.01     to     $200,000.00                       249           35,793,322.47                    46.81
     $200,000.01     to     $300,000.00                        95           22,317,800.73                    29.19
     $300,000.01     to     $400,000.00                        26            8,865,867.38                    11.60
     $400,000.01     to     $500,000.00                         5            2,169,640.70                     2.84
                                                                -            ------------                     ----
                                      TOTAL                   461          $76,457,569.92                  100.00%

o    The average original balance of the Home Loans is approximately
     $167,290.12.

                                                 LOAN-TO-VALUE RATIOS
                                                                                               PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
RANGE OF LOAN-TO-VALUE RATIOS (%)             NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
       80.001%   to   85.000%                                  1               $70,253.86                    0.09%
       95.001%   to   100.000%                                13             1,808,312.06                     2.37
      100.001%   to   105.000%                                19             5,165,683.85                     6.76
      105.001%   to   110.000%                               102            16,991,359.34                    22.22
      110.001%   to   115.000%                                79            13,084,631.84                    17.11
      115.001%   to   120.000%                                44             7,636,860.70                     9.99
      120.001%   to   125.000%                               202            31,576,333.96                    41.30
      125.001%   to   130.000%                                 1               124,134.31                     0.16
                                                               -               ----------                     ----
                                       TOTAL                 461           $76,457,569.92                  100.00%

o The minimum and maximum loan-to-value ratios of the Home Loans as of the cut-off date are approximately 85.00% and 125.43%, respectively, and the weighted average loan-to-value ratio of the Home Loans as of the cut-off date is approximately 116.38%.

                                               GEOGRAPHICAL DISTRIBUTIONS
                                                                                               PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
LOCATION                                      NUMBER OF HOME LOANS    OF THE CUT-OFF DATE      AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
California                                                   163           $33,962,912.22                   44.42%
Florida                                                       28             4,005,769.94                     5.24
New York                                                      18             2,471,192.26                     3.23
Pennsylvania                                                  21             2,383,409.04                     3.12
Michigan                                                      15             2,207,067.87                     2.89
Illinois                                                      13             1,709,394.83                     2.24
Arizona                                                        9             1,567,693.85                     2.05
Other                                                        194            28,150,129.91                    36.82
                                                             ---            -------------                    -----
                                      TOTAL                  461           $76,457,569.92                  100.00%


o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                                          LOAN RATES AS OF THE CUT-OFF DATE
                                                                                              PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
RANGE OF LOAN RATES (%)                       NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
       8.500%   to   8.999%                                    5            $1,081,797.41                   1.41%
       9.000%   to   9.499%                                   14             2,290,337.68                    3.00
       9.500%   to   9.999%                                   62            10,857,202.65                   14.20
      10.000%   to   10.499%                                 115            19,386,592.74                   25.36
      10.500%   to   10.999%                                 134            23,010,679.36                   30.10
      11.000%   to   11.499%                                 121            18,576,013.29                   24.30
      11.500%   to   11.999%                                   3               289,970.15                    0.38
      12.000%   to   12.499%                                   4               603,078.06                    0.79
      12.500%   to   12.999%                                   3               361,898.58                    0.47
                                                               -               ----------                    ----
                                     TOTAL                   461           $76,457,569.92                 100.00%

o The weighted average loan rate of the Home Loans as of the cut-off date is approximately 10.599%.

                                        MONTHS REMAINING TO SCHEDULED MATURITY
                                                                                              PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
RANGE OF REMAINING TERMS                      NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
         325   to    336                                     113           $20,565,622.71                  26.90%
         337   to    348                                     134            20,313,775.49                  26.57%
         349   to    360                                     214            35,578,171.72                  46.53%
                                                             ---            -------------                  ------
                                     TOTAL                   461           $76,457,569.92                 100.00%

o The weighted average months remaining to scheduled maturity of the Home Loans as of the cut-off date is approximately 345 months.

                                                    LIEN PRIORITY
                                                                                              PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
LIEN POSITION                                 NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
First                                                       461           $76,457,569.92                 100.00%
                                                            ---           --------------                 -------
                                      TOTAL                 461           $76,457,569.92                 100.00%


                                                DEBT-TO-INCOME RATIOS
                                                                                              PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
RANGE OF DEBT-TO-INCOME RATIOS (%)            NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
     10.001%    to     15.000%                                  1              $323,497.53                   0.42%
     20.001%    to     25.000%                                 10             1,460,144.18                    1.91
     25.001%    to     30.000%                                 20             2,553,720.86                    3.34
     30.001%    to     35.000%                                 33             4,967,526.97                    6.50
     35.001%    to     40.000%                                 98            15,467,819.50                   20.23
     40.001%    to     45.000%                                201            34,382,262.22                   44.97
     45.001%    to     50.000%                                 79            13,726,030.87                   17.95
     50.001%    to     55.000%                                 13             2,592,904.18                    3.39
     55.001%    +                                               6               983,663.61                    1.29
                                                                -               ----------                    ----
                                        TOTAL                 461           $76,457,569.92                 100.00%

o The weighted average debt-to-income ratio of the Home Loans as of the cut-off date is approximately 41.60%.

                                                  DOCUMENTATION TYPE
                                                                                              PERCENT OF HOME LOANS
                                                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
DOCUMENTATION LEVEL                           NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    ---------------------   ----------------------
Full Documentation                                             461           $76,457,569.92                 100.00%
                                                               ---           --------------                 -------
                                      TOTAL                    461           $76,457,569.92                 100.00%


                                                    OCCUPANCY TYPES
                                                                                                PERCENT OF HOME LOANS
                                                                       PRINCIPAL BALANCE AS    BY PRINCIPAL BALANCE AS
OCCUPANCY (AS INDICATED BY BORROWER)          NUMBER OF HOME LOANS      OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------  --------------------    ---------------------   ----------------------
Owner Occupied                                                 461           $76,457,569.92                   100.00%
                                                               ---           --------------                   -------
                                      TOTAL                    461           $76,457,569.92                   100.00%


                                                     LOAN PURPOSE
                                                                                              PERCENT OF HOME LOANS BY
                                                                      PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS OF
LOAN PURPOSE                                  NUMBER OF HOME LOANS     OF THE CUT-OFF DATE        THE CUT-OFF DATE
--------------------------------------------  --------------------    ---------------------   ----------------------
Purchase                                                       461           $76,457,569.92                    100.00%
                                                               ---           --------------                    -------
                                      TOTAL                    461           $76,457,569.92                    100.00%


                                            DISPOSABLE INCOME OF BORROWERS
                                                                                              PERCENT OF HOME LOANS BY
RANGE OF DISPOSABLE MONTHLY INCOME OF                                 PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS OF
BORROWER ($)                                  NUMBER OF HOME LOANS     OF THE CUT-OFF DATE        THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
          $0.01   to   $1,000.00                              1               $71,965.04                      0.09%
      $1,000.01   to   $2,000.00                             47             4,972,658.02                       6.50
      $2,000.01   to   $3,000.00                            149            19,209,038.72                      25.12
      $3,000.01   to   $4,000.00                            133            21,169,275.86                      27.69
      $4,000.01   to   $5,000.00                             52            10,705,357.82                      14.00
      $5,000.01   to   $6,000.00                             41            10,075,555.86                      13.18
      $6,000.01   to   $7,000.00                             23             5,861,902.42                       7.67
      $7,000.01   to   $8,000.00                              6             1,968,485.52                       2.57
      $8,000.01   to   $9,000.00                              2               516,842.02                       0.68
      $9,000.01   to   $10,000.00                             3               683,389.68                       0.89
     $10,000.01   to   $11,000.00                             1               309,010.40                       0.40
     $11,000.01   to   $12,000.00                             1               282,497.31                       0.37
     $14,000.01   to   $15,000.00                             1               308,093.72                       0.40
     $22,000.01   to   $23,000.00                             1               323,497.53                       0.42
                                                              -               ----------                       ----
                                      TOTAL                 461           $76,457,569.92                    100.00%


o Determined on a pretax basis by subtracting the borrower's monthly debt service on outstanding debt from the borrower's monthly income.

o The weighted average disposable monthly income of the borrower of the Home Loans as of the cut-off date is approximately $4,136.63.

                            CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE HOME LOANS
                                                                                              PERCENT OF HOME LOANS
RANGE OF CREDIT SCORES AS OF THE                                      PRINCIPAL BALANCE AS     BY PRINCIPAL BALANCE
DATE OF ORIGINATION OF THE LOANS              NUMBER OF HOME LOANS     OF THE CUT-OFF DATE    AS OF THE CUT-OFF DATE
--------------------------------------------  --------------------    --------------------    ----------------------
        600    to     619                                      1               $71,679.55                   0.09%
        620    to     639                                      1                84,891.96                    0.11
        640    to     659                                     25             4,056,637.01                    5.31
        660    to     679                                    161            24,447,582.03                   31.98
        680    to     699                                    109            18,836,453.07                   24.64
        700    to     719                                     76            13,077,424.17                   17.10
        720    to     739                                     49             7,747,243.22                   10.13
        740    to     759                                     26             5,173,413.74                    6.77
        760    to     779                                      8             1,650,746.81                    2.16
        780    to     799                                      3               661,945.15                    0.87
        800    to     819                                      1               399,553.21                    0.52
        n/a                                                    1               250,000.00                    0.33
                                                               -               ----------                    ----
                                        TOTAL                461           $76,457,569.92                 100.00%

o The weighted average credit score of the borrower, as of the date of origination, of the Home Loans as of the cut-off date is approximately 695.

UNDERWRITING STANDARDS

         The following is a brief description of the various underwriting standards and procedures applicable to the mortgage loans.

         The HELs

         GMACM's underwriting standards with respect to the HELs generally will conform to those published in the GMACM underwriting guidelines, including the provisions of the GMACM underwriting guidelines applicable to the GMAC Mortgage Home Equity Program. The underwriting standards as set forth in the GMACM underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

         The underwriting standards set forth in the GMACM underwriting guidelines with respect to mortgage loans originated or acquired under the GMAC Mortgage Home Equity Program provide for varying levels of documentation. For standard documented loans, such as the programs "Standard" and "Alternative," a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if they are self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of a pay stub and a W-2. For both the "Standard" and "Alternative" programs, the borrower is required to provide an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. The borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies, thirty days or greater, in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the GMACM Home Equity Program, generally borrowers with a previous foreclosure or bankruptcy within the past five years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. Borrowers with a previous foreclosure or bankruptcy generally do not qualify for a loan unless extenuating credit circumstances beyond their control are documented. These loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000 and for all three and four unit properties.

         Under the GMACM underwriting guidelines, loans may also be originated under the "Stated Income Program," a no income verification program for self-employed borrowers. For those loans, only a credit check and an appraisal are required. Those loans are generally limited to a loan amount of $50,000 or less, and are limited to primary residences. In addition, the borrower may be qualified under a "No Income/No Appraisal" program. Under such a program, a credit check is required, and the CLTV Ratio is limited to 80%, or in the case of GM and GM subsidiary employees under the "Family First Direct" program, 90%. In addition, under the "Family First Direct" program, the borrower is qualified on his or her stated income in the application and the CLTV Ratio is based on a Stated Value, except that with respect to CLTV Ratios over 80%, the borrower must supply evidence of value. The maximum loan amount under the "Family First Direct" program is generally limited to $250,000. In addition, the borrower may be qualified under a "No Income Verification" program. Under that program, a credit check is required, and the CLTV Ratio is limited to 90%. The borrower is qualified based on the income stated on the application. Those loans are generally limited to an amount of $100,000 or less, and are limited to primary residences. Those loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000.

         In addition, the GMACM underwriting guidelines provide for loans under its "Select" program to employees and retirees of GM. These loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. Underwriting is subject to a maximum CLTV Ratio of 100% for primary residences and a maximum CLTV Ratio of 80% for second homes, and a maximum loan amount of $250,000. The CLTV Ratio is based on the borrower's Stated Value and no appraisal is made for CLTV Ratios of 80% or less. The borrower must supply evidence of value when the property value is under $500,000 and the CLTV Ratio is between 80% and 90%. A drive-by appraisal is required for a CLTV Ratio greater than 90% and a property value under $500,000. A full appraisal is required for a CLTV Ratio greater than 90% with property values of $500,000 and above.

         The HELs included in the mortgage pool generally were originated subject to a maximum CLTV Ratio of 100.00%. Additionally, loans were generally originated with a maximum total monthly debt-to-income ratio of 45%, although variances are permitted based on compensating factors. There can be no assurance that the CLTV Ratio or the debt-to-income ratio for any of the HELs will not increase from the levels established at origination.

         The underwriting standards set forth in the GMACM underwriting guidelines with respect to HELs originated under the GMACM Home Equity Program may be varied in appropriate cases. There can be no assurance that every HEL was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the HELs will be equivalent under all circumstances.

         GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a HEL will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a HEL may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the HEL is considered to be in substantial compliance with the underwriting standards.

         Conformity with the applicable underwriting standards will vary depending on a number of factors relating to the specific HEL, including the principal amount or credit limit, the CLTV Ratio, the loan type or loan program, and the applicable credit score of the related borrower used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to GMACM. Credit scores are not used to deny loans. However, credit scores are used as a "tool" to analyze a borrower's credit. Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the HELs may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features, such as maximum loan amount, maximum CLTV Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

         An appraisal may be made of the mortgaged property securing each HEL. The appraisal may be either a full appraisal, a drive-by appraisal or a statistical property evaluation. Any appraisals may be performed by appraisers independent from or affiliated with the GMAC Mortgage Corporation or their affiliates. Appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the HELs. See "Risk Factors-The mortgaged properties might not be adequate security for the mortgage loans" in this prospectus supplement. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. In certain circumstances on or after September 1, 1999, a statistical property evaluation may have been completed in lieu of a drive-by appraisal by a third-party who performs an electronic comparison of the stated value of the mortgaged properties with comparable properties in the area. GMACM believes that no more than 20% (by aggregate principal balance as of the cut-off date) of the initial HELs are secured by mortgaged properties which may have been appraised using the statistical property evaluation method. Each appraisal is required to be dated no more than 180 days prior to the date of approval of the HEL; provided, that depending on the credit limit for that HEL, an earlier appraisal may be utilized if that appraisal was made not earlier than one year prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property evaluation is obtained. Title searches are undertaken in most cases, and title insurance may be required on all HELs with credit limits in excess of $100,000.

         Under the GMACM Home Equity Program, the CLTV Ratio is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the HEL is originated concurrently with the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, such as property taxes and hazard insurance, and other financial obligations, including debt service on any related mortgage loan secured by a senior lien on the related mortgaged property. The HELs will not provide for negative amortization.

         The underwriting standards set forth in the GMACM underwriting guidelines may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs, including the programs "Streamline," "GM Expanded Family," "Super Express," "Expanded No Income No Appraisal" and "Express," generally permit fewer supporting documents to be obtained or waive income, appraisals, asset, credit score and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the mortgage loan. Generally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, such as a relatively low CLTV Ratio, or other favorable underwriting factors, must be present and the borrower's eligibility for the program may be determined by use of a credit scoring model.

         The Home Loans

         All of the home loans have been underwritten by GMACM pursuant to its loan origination program referred to in this prospectus supplement as the "ditech.com Dream Loan program."

         The ditech.com Dream Loan program is a purchase money mortgage program, where the loan amount may exceed the actual purchase price or appraised value up to a maximum LTV of 125%. This program is designed for homeowners who possess excellent credit histories and provable income and use the excess cash for closing costs, post-closing home improvements, debt consolidation and/or other purposes. Under the ditech.com Dream Loan program, GMACM uses its own credit evaluation criteria to classify the loans based on credit score. The credit scores, which are obtained from the credit reports of three major national credit reporting organizations, are numerical representations of borrowers' estimated default probabilities, and generally range from a low of 200 to a high of 900. The ditech.com Dream Loan program provides that the credit report reflecting the median credit score of the primary wage earner is used by GMACM in evaluating each applicant. Generally, the applicant will meet the following program guidelines, unless compensating factors are demonstrated:

         o    Minimum credit score: 620

         o    Maximum principal amount: $500,000

         o    Maximum debt-to-income ratio: 45%

         o    Minimum monthly residual income: $1,500

         In most instances, the property is improved with an owner-occupied (based on the borrower's statement at origination) one- to four-family residence.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMACM or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the home loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 120 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The re-certification must be dated within 120 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such home loan will be higher than the loan-to-value ratio derived at the time of origination of such home loan. Furthermore, the ditech.com Dream Loan program requires that a review appraisal, in the form of a statistical property evaluation, be completed on all appraisals utilized in underwriting a home loan application. Any application being underwritten which does not receive a satisfactory statistical property evaluation must have its appraised value estimate validated by a traditional appraisal review. Such review is completed by an independent third party appraiser, who is required to physically inspect the exterior of the mortgage premises as well as provide two additional comparable sales substantiating the value estimate. Finally, a satisfactory chain of title report covering the 24 months preceding the loan application may be obtained on the properties financed under the ditech.com Dream Loan program.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed home loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

         The underwriting standards set forth in GMACM's underwriting guidelines with respect to home loans originated under the ditech.com Dream Loan program may be varied in appropriate cases. There can be no assurance that every home loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home loans will be equivalent under all circumstances.

         GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMACM's underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a home loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the home loan is considered to be in substantial compliance with the underwriting standards.

CONVEYANCE OF SUBSEQUENT HOME EQUITY LOANS

         The purchase agreement permits the issuer to acquire subsequent HELs from GMACM. Accordingly, the statistical characteristics of the HELs upon the acquisition of the subsequent HELs may vary somewhat from the statistical characteristics of the initial HELs as of the cut-off date as presented in this prospectus supplement. All of the subsequent HELs will be included in Loan Group I.

         Each subsequent HEL will have been underwritten substantially in accordance with the criteria set forth herein under "Description of the HELs--Underwriting Standards--the HELs." Subsequent HELs will be transferred to the issuer pursuant to agreements between GMACM and the issuer referred to as subsequent transfer agreements. In connection with the purchase of subsequent HELs on such dates of transfer, referred to as subsequent transfer dates, the issuer will be required to pay to GMACM from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance of the HEL purchased. In each instance in which subsequent HELs are transferred to the trust pursuant to a subsequent transfer agreement, the issuer will designate a cut-off date, referred to as a subsequent cut-off date, with respect to the subsequent HELs acquired on that date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the subsequent HELs. Following each subsequent transfer date, the aggregate principal balance of the HELs will increase by an amount equal to the aggregate principal balance of the subsequent HELs so acquired and the amount in the pre-funding account will decrease accordingly.

         The purchase of subsequent HELs on any subsequent transfer date is subject to the following requirements:

         (1) such HEL may not be more than 30 days delinquent at the date of purchase;

         (2) the original term to maturity of such HEL may not exceed 360 months;

         (3) such HEL must be secured by a mortgage in a first or second lien position;

         (4) such HEL must not have a mortgage interest rate less than 11.230%;

         (5)  the principal balance of such HEL may not exceed $31,750.00;

         (6)  no HEL shall have a credit score less than 693;

         (7) such HEL must have a combined loan-to-value ratio not in excess of 81.50%; and

         (8) such HEL must comply with the representations and warranties in the purchase agreement.

         Subsequent HELs with characteristics materially varying from those set forth above may be purchased by the issuer and included in the trust if GMACM has obtained confirmation from each rating agency that the variance will not cause the reduction or withdrawal by the rating agency of the then-current rating on any class of notes.

THE PRE-FUNDING ACCOUNT

         The indenture trustee will establish the pre-funding account and deposit approximately $136,983,933 therein on the closing date from the net proceeds of the sale of the securities. Monies in the pre-funding account will be applied during the pre-funding period to purchase subsequent HELs from GMACM. The pre-funding account will be part of the trust, but monies on deposit therein will not be available to cover losses on or in respect of the mortgage loans. Any amounts remaining on deposit in the pre-funding account at the end of the pre-funding period will be applied to prepay notes in the Class A-I group on the next payment date. Monies on deposit in the pre-funding account may be invested in permitted investments as provided in the servicing agreement. Net income on investment of funds in the pre-funding account will be deposited into or credited to the Note Payment Account. There can be no assurance that a sufficient number of subsequent HELs will be available for application of the entire amount on deposit in the pre-funding account.

                             THE SELLER AND SERVICER

GENERAL

         GMAC Mortgage Corporation, or GMACM, is the originator of all of the mortgage loans. GMACM will be the seller of some of the initial mortgage loans and all of the subsequent HELs. The remainder of the initial mortgage loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the mortgage loans from GMACM. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

         The notes do not represent an interest in or an obligation of the sellers or the servicer. The sellers' only obligations with respect to the notes will be pursuant to certain limited representations and warranties made by them or as otherwise provided in this prospectus supplement.

         GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

         GMACM will be responsible for servicing the mortgage loans in accordance with its program guide and the terms of the servicing agreement. On the closing date, the custodian will be Escrow Bank USA, which is an affiliate of GMACM and the depositor.

         As of September 30, 2000, the number and aggregate principal balance of these types of mortgage loans serviced by the servicer totaled 54,472 and approximately $1,986,000,000, respectively.

         For information regarding collection and other servicing procedures, including foreclosure procedures, see "The Agreements--The Servicing Agreement--Collection and Other Servicing Procedures; Loss Mitigation" in this prospectus supplement. Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER'S PORTFOLIO

         GMACM originated all of the Home Loans through its ditech.com division. The assets that are utilized by GMACM in its ditech.com division were acquired by GMACM from DiTech Funding Corporation in April 1999. DiTech Funding Corporation began its program of originations of the Home Loans in December 1997. GMACM has been servicing home loans originated by DiTech Funding Corporation and GMACM's ditech.com division since May 1999. There is no information on delinquency experience and loan loss and liquidation experience for the Home Loans on which to provide meaningful disclosure. Accordingly, no delinquency and loan loss experience with respect to the Home Loans has been included in this prospectus supplement. Prospective investors should make their investment determination based on the mortgage loan underwriting criteria, the availability of the credit enhancement described in this prospectus supplement, the characteristics of the mortgage loans and other information provided in this prospectus supplement.

         The following tables summarize the delinquency and loss experience for all of the HELs originated by GMACM. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the HELs in the mortgage pool will be similar to that set forth below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the servicer's loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the HELs serviced for each period would be higher than those shown if certain of the HELs were artificially isolated at a point in time and the information showed the activity only with respect to those HELs.

                                     HOME EQUITY LOAN PORTFOLIO DELINQUENCY EXPERIENCE
    =====================================================================================================================

                           AT SEPTEMBER 30, 2000               AT DECEMBER 31, 1999             AT DECEMBER 31, 1998
                            $ LOANS        % BY $          $ LOANS          % BY $            $ LOANS         % BY $
                            -------        ------          -------          ------            -------         ------
    Number of Loans                53,987                        18,013                              3,078
    Total Portfolio..      $1,905,486,085   100.00%        $711,629,414   100.00%              $72,833,490     100.00%

    Period of
    Delinquency:
       30-59 Days....           8,414,666     0.44%           3,301,730     0.46%                  937,133       1.29%
       60-89 Days....           4,086,848     0.21%           2,145,487     0.30%                  222,581       0.31%
       90+ Days.....           14,770,940     0.78%           7,833,892     1.10%                  277,383       0.38%
    Total Delinquent           27,272,454     1.43%          13,281,108     1.87%                1,437,097       1.97%
    Loans*...........

    Foreclosure......           1,210,868     0.06%             584,369     0.08%                        0       0.00%
    Foreclosed (REO               543,570     0.03%             113,032     0.02%                        0       0.00%
    Property)........
    Total Loans in
    Foreclosure......           1,754,438     0.09%             697,402     0.10%                        0       0.00%

    ================== =================== =========== ================= ================= ================ =============
         * Includes "Total Loans in Foreclosure."


                                 HOME EQUITY LOAN PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE
      ==================================================================================================================

                              AT SEPTEMBER 30, 2000            AT DECEMBER 31, 1999             AT DECEMBER 31, 1998
                             $ LOANS         % BY $          $ LOANS          % BY $          $ LOANS          % BY $
                             -------         ------          -------          ------          -------          ------
      Number of Loans                53,987                         18,013                          3,078
      Total Portfolio...     $1,905,486,085    100.00%        $711,629,414       100.00%      $72,833,490      100.00%

      Total Loans in
      Foreclosure.......          1,754,438      0.09%             697,402         0.10%                0        0.00%

      Net Chargeoffs
      for Period........         $1,269,521      0.07%          $1,442,054         0.20%         $685,372        0.94%
      =================== ================== ============ ================= ============= ================ =============
         Performing loans in bankruptcy are not included in delinquency statistics.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES


         The servicing fee for each mortgage loan is payable out of the interest payments on that mortgage loan. The servicing fee rate for each mortgage loan is 0.50% per annum. The compensation to the servicer consists of:

         o the servicing fee payable to the servicer in respect of its servicing activities; and

         o    other related compensation.

         The servicer, or, if specified in the servicing agreement, the indenture trustee on behalf of the trust, will pay or cause to be paid certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees and disbursements of the indenture trustee, the owner trustee, the custodian, the note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the sellers. If the servicer is not the same person as, or an affiliate of, GMACM, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of GMACM under certain limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, that right of reimbursement being prior to the rights of noteholders to receive any related liquidation proceeds, including insurance proceeds.

                                   THE ISSUER

         The GMACM Mortgage Loan Trust 2000-HE3 is a business trust established under the laws of the State of Delaware, and will be created and governed by the trust agreement for the purposes described in this prospectus supplement. The trust agreement will constitute the "governing instrument" of the issuer under the laws of the State of Delaware relating to business trusts. The issuer will not engage in any activity other than:

         o acquiring and holding the mortgage loans and the other assets comprising the trust and proceeds therefrom;

         o    issuing the notes and the certificates;

         o    making payments on the notes and the certificates; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.


                                THE OWNER TRUSTEE

         Wilmington Trust Company will be the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, that none of the owner trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated, or any entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.

         The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee as set forth in the trust agreement and the indenture. The indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of such circumstances, the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. If the indenture trustee is unable to appoint a successor owner trustee within 60 days after any such direction, the indenture trustee may petition a court of competent jurisdiction to appoint a successor owner trustee.

                              THE INDENTURE TRUSTEE

         Wells Fargo Bank Minnesota, N.A., will be the indenture trustee under the indenture. The principal offices of the indenture trustee are located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, with administrative offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

         The indenture trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor indenture trustee as set forth in the indenture. The owner trustee as set forth in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of such circumstances, the owner trustee will be obligated to appoint a successor indenture trustee. If so specified in the indenture, the indenture trustee may also be removed at any time by the holders of a majority principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued pursuant to the indenture. The certificates will be issued pursuant to the trust agreement.

         The following summaries describe certain provisions of the securities, the indenture and the trust agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the notes are being offered by this prospectus supplement.

         The notes will be secured by the trust, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust will consist of, without limitation:

         o        the mortgage loans, including any subsequent HELs;

         o all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account, the Capitalized Interest Account and the Pre-Funding Account; and

         o        all proceeds of the foregoing.

BOOK-ENTRY NOTES

         The notes will initially be issued as book-entry notes. Beneficial Owners may elect to hold their notes through The Depository Trust Company, or DTC, in the United States, or Clearstream or the Euroclear System in Europe if they are Participants in those systems, or indirectly through organizations that are Participants in those systems. The book-entry notes will be issued in one or more securities that equal the aggregate Note Balance of the notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and the Euroclear System will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Clearstream and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the book-entry notes in minimum denominations of $25,000 with respect to the Class A notes and Class M-1 Notes, and $250,000 with respect to the Class M-2 notes and Class B notes, and in integral multiples of $1,000 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a definitive note. Unless and until definitive notes are issued, it is anticipated that the only "Holder" of the notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

         A Beneficial Owner's ownership of a book-entry note will be recorded on the records of the Securities Intermediary that maintains the Beneficial Owner's account for such purpose. In turn, the Securities Intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Securities Intermediary, the interest of which will in turn be recorded on the records of DTC, if the Beneficial Owner's Securities Intermediary is not a DTC Participant, and on the records of Clearstream or the Euroclear System, as appropriate.

         Beneficial Owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC Participants. Except under the circumstances described below, while the notes are outstanding, under the DTC Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes. Participants and indirect Participants with which Beneficial Owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.

Accordingly, although Beneficial Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

         Beneficial Owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Beneficial Owners that are not Participants may transfer ownership of their notes only through Participants and indirect Participants by instructing the Participants and indirect Participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Under a book-entry format, Beneficial Owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to notes held through Clearstream or the Euroclear System will be credited to the cash accounts of Clearstream Participants or Euroclear System Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge book-entry notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical certificates for such book-entry notes. In addition, the issuance of the notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to the DTC accounts of which the book-entry notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such book-entry notes. Clearstream or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by Beneficial Owners under the indenture on behalf of a Clearstream Participant or Euroclear System Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

         Definitive notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Securities--Form of Securities."

         Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Securities--Form of Securities," the indenture trustee is required to notify, through DTC, participants who have ownership of DTC registered notes as indicated on the records of DTC of the availability of definitive notes for their DTC registered notes. Upon surrender by DTC of the definitive certificates representing the DTC registered notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will reissue the DTC registered notes as definitive notes issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the indenture trustee and the servicer will recognize the holders of the definitive notes as noteholders under the indenture.

         Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes between and among Participants of DTC, Clearstream and the Euroclear System, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Form of Securities" in the prospectus.

         Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream and MGT/EOC.

PAYMENTS ON THE NOTES

         Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month, or if such day is not a business day, the next business day, commencing in November 2000. Payments on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See "Description of the Securities--Form of Securities" in the prospectus. Payments will be made by wire transfer, check or money order mailed to the address of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register, in the amounts calculated as described in this prospectus supplement on the related Determination Date. However, the final payment in respect of the notes, if the notes are no longer book-entry notes, will be made only upon presentation and surrender thereof at the office or the agency of the indenture trustee specified in the notice to noteholders of such final payment. The paying agent will initially be the indenture trustee.

INTEREST PAYMENTS ON THE NOTES

         Interest payments will accrue on each class of notes at the Note Rate for that class. The Note Rate on the Class A-3, Class A-4, Class A-5 and Class A-8 notes will increase by 0.50% per annum and the Note Rate on the Class M notes and Class B notes will increase by 1.00% per annum beginning with the first Interest Accrual Period for such classes of notes commencing after the Step-up Date.

         Interest on the notes relating to any payment date will accrue for the related Interest Accrual Period on the related note balance. Interest for the Class A-1 notes and the Class A-6 notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest for the Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class M-1, Class M-2 and Class B notes will be calculated on the basis of a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the mortgage loans.

         With respect to each payment date, LIBOR will be established by the indenture trustee. The establishment of LIBOR as to each Interest Accrual Period by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period will, in the absence of manifest error, be final and binding.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, if required by any of the Rating Agencies, a cash deposit will be made into the Capitalized Interest Account from the proceeds of the sale of the notes. On each payment date during the Pre-Funding Period, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account an amount equal to the excess, if any, of:

         (1)      the sum of:

                  o the amount of interest accrued at the weighted average of the applicable Note Rates on the amount on deposit in the Pre-Funding Account as of the preceding payment date, or as of the closing date, in the case of the first payment date;

                  over

         (2) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account;

to the extent amounts available in the Note Payment Account to pay interest on the notes are insufficient.

         In addition, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account, on the first payment date, one month's interest on the mortgage loans for which the first monthly payment is due after the Collection Period for that payment date.

         On the payment date following the end of the Pre-Funding Period, the indenture trustee will distribute to the seller any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on that payment date. The Capitalized Interest Account will be closed following that payment.

PRINCIPAL PAYMENTS ON THE NOTES

         On each payment date, principal payments will be due and payable on the notes in an amount equal to the aggregate of the following:

         o    the Principal Collection Distribution Amount, and

         o    the Overcollateralization Increase Amount.

         In addition, Excess Spread, if available, will be paid to the notes in respect of Liquidation Loss Amounts incurred during the related Collection Period or allocated to the notes on any previous payment date and not previously paid.

         On the Final Payment Date, principal will be due and payable on each class of notes in an amount equal to its unpaid principal balance on that date, if any. In no event will principal payments on the notes on any payment date exceed the note balance on that date.

ALLOCATION OF PAYMENTS ON THE MORTGAGE LOANS

         The indenture trustee on behalf of the trust will establish a Note Payment Account into which the servicer will deposit Principal Collections and Interest Collections from the custodial account, after withdrawal of amounts that the servicer is permitted to withdraw, including to reimburse itself for advances, for each payment date on the business day prior to that payment date. The Note Payment Account will be an eligible account and amounts on deposit in the Note Payment Account will be invested in permitted investments.

         On each payment date, Principal Collections and Interest Collections will be allocated from the Note Payment Account in the following order of priority:

         o first, to pay accrued and unpaid interest due on the principal balances of the notes as follows:

              o (i) first, to the Class A-1, the Class A-2, the Class A-3, the Class A-4, the Class A-5, the Class A-6, the Class A-7 and the Class A-8 notes, on a pro rata basis in accordance with the amount of accrued interest due thereon;

              o    (ii) second, to the Class M-1 notes;

              o    (iii) third, to the Class M-2 notes; and

              o    (iii) fourth, to the Class B notes;

         o second, to pay as principal on the notes, in an amount equal to the Principal Collection Distribution Amount for that payment date as follows:

               o (i) first, to the Class A notes, in the order described below, the amount necessary to reduce the aggregate Note Balance of the Class A notes to the Class A Optimal Principal Balance;

               o (ii) second, to the Class M-1 notes, the amount necessary to reduce the Note Balance of the Class M-1 notes to the Class M-1 Optimal Principal Balance;

               o (iii) third, to the Class M-2 notes, the amount necessary to reduce the Note Balance of the Class M-2 notes to the Class M-2 Optimal Principal Balance; and

               o (iv) fourth, to the Class B notes, the amount necessary to reduce the Note Balance of the Class B notes to the Class B Optimal Principal Balance;

          o third, to pay to the Class A notes, in the order described below, until the aggregate Note Balance of the Class A notes has been reduced to the Class A Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the mortgage loans during the related Collection Period, and any Liquidation Loss Amounts allocated to the Class A notes on any previous payment date and not previously paid, plus interest on any previously unpaid amount;

          o fourth, to pay to the Class M-1 notes, until the Note Balance of the Class M-1 notes has been reduced to the Class M-1 Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the mortgage loans during the related Collection Period and not paid to the holders of the Class A notes under clause third above, and any Liquidation Loss Amounts allocated to the Class M-1 notes on any previous payment date and not previously paid, plus interest on any previously unpaid amount;

          o fifth, to pay to the Class M-2 notes, until the Note Balance of the Class M-2 notes has been reduced to the Class M-2 Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the mortgage loans during the related Collection Period and not paid to the holders of the Class A notes under clause third above or the Class M-1 notes under clause fourth above, and any Liquidation Loss Amounts allocated to the Class M-2 notes on any previous payment date and not previously paid, plus interest on any previously unpaid amount;

          o sixth, to pay to the Class B notes, until the Note Balance of the Class B notes has been reduced to the Class B Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the mortgage loans during the related Collection Period and not paid to the holders of the Class A notes under clause third above, the Class M-1 notes under clause fourth above or the Class M-2 notes under clause fifth above, and any Liquidation Loss Amounts allocated to the Class B notes on any previous payment date and not previously paid, plus interest on any previously unpaid amount;

          o seventh, to pay to the Class A notes, in the order described below, the Overcollateralization Increase Amount, if any, to reduce the aggregate Note Balance of the Class A notes to the Class A Optimal Principal Balance;

          o eighth, to pay to the Class M-1 notes, the Overcollateralization Increase Amount, if any, to the extent not previously distributed to the Class A notes pursuant to clause seventh above, to reduce the Note Balance of the Class M-1 notes to the Class M-1 Optimal Principal Balance;

         o ninth, to pay to the Class M-2 notes, the Overcollateralization Increase Amount, if any, to the extent not previously distributed to the Class A notes pursuant to clause seventh above or the Class M-1 notes pursuant to clause eighth above, to reduce the Note Balance of the Class M-2 notes to the Class M-2 Optimal Principal Balance;

         o tenth, to pay to the Class B notes, the Overcollateralization Increase Amount, if any, to the extent not previously distributed to the Class A notes pursuant to clause seventh above, the Class M-1 notes pursuant to clause eighth above or the Class M-2 notes pursuant to clause ninth above, to reduce the Note Balance of the Class B notes to the Class B Optimal Principal Balance;

         o eleventh, to pay the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

         o twelfth, any remaining amounts to the holders of the certificates.

         Payments made to the holders of the Class A notes on each payment date with respect to the Principal Collection Distribution Amount, the Liquidation Loss Distribution Amount and the Overcollateralization Increase Amount will be distributed concurrently to (a) the Class A notes in the Class A-I group in the aggregate and (b) to Class A notes in the Class A-II group in the aggregate, in each case in proportion to the percentage of the Principal Collections derived from the related loan group for that payment date, until the principal balances of the Class A-I group notes in the aggregate or the Class A-II group notes in the aggregate have been reduce to zero.

         The Class A-I group shall include the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 notes. The Class A-II group shall include the Class A-6, Class A-7 and Class A-8 notes.

         After either the Class A notes in the Class A-I group in the aggregate or the Class A notes in the Class A-II group in the aggregate are reduced to zero, the Principal Collection Distribution Amount, Liquidation Loss Distribution Amount and the Overcollateralization Increase Amount will be distributed to the remaining class or classes of the Class A notes, as described in the next paragraph, to the extent necessary to pay principal due on those classes.

         Payments of principal that are allocated to the Class A notes in the Class A-I group and the Class A-II group will be paid sequentially within the respective group of notes, which means that principal will not be paid on any class of notes unless the principal balance of each class of notes within such group with a lower numerical designation has been reduced to zero, except that a special payment provision applies to the Class A-5 notes, as described below.

         Because principal payments on the notes in respect of Liquidation Loss Distribution Amounts and Overcollateralization Increase Amounts will be allocated between the Class A notes in the Class A-I group and the Class A-II group in proportion to the Principal Collections received from the related loan group, and not in proportion to the amount of Liquidation Loss Amounts on mortgage loans in the related loan group or the Overcollateralization Amount derived from that loan group, excess Interest Collections from one loan group may be applied on any payment date to make principal payments to the notes corresponding to the other loan group.

         For three years after the closing date, no principal will be distributed to the Class A-5 notes unless the principal balance of the Class A-1, Class A-2, Class A-3 and the Class A-4 notes has been reduced to zero. After that date, the Class A-5 notes will receive the Class A-5 Principal Distribution Percentage of principal payments allocated to the Class A notes in the Class A-I group, although other classes of Class A notes in the Class A-I group may remain outstanding.

         For at least three years after the closing date, no principal payments will be distributed to the Class M notes and the Class B notes, unless the principal balances of all of the Class A notes have been reduced to zero. In addition, if on any payment date certain loss and delinquency tests set forth in the indenture are not satisfied, amounts otherwise payable to the Class M or Class B notes with respect to principal will be paid to the Class A notes, and the Class M and Class B notes will receive no distributions of principal on that payment date.

OVERCOLLATERALIZATION

         The cashflow mechanics of the trust are intended to create overcollateralization by using a portion or all of the Excess Spread to make principal payments on the notes in an amount equal to the Overcollateralization Increase Amount. The application of Excess Spread will continue until the Overcollateralization Amount equals the Required Overcollateralization Amount at which point the application of Excess Spread will cease unless necessary on a later payment date to increase the amount of overcollateralization to the target level. In addition, the Required Overcollateralization Amount may be permitted to step down in the future, in which case a portion of the Excess Spread and/or Principal Collections on the mortgage loans will not be paid to the holders of the Class A, Class M or Class B notes but may instead be distributed to the holders of the certificates. As a result of these mechanics, the weighted average lives of the notes will be different than they would have been in the absence of these mechanics.

         To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization is exhausted, noteholders may incur a loss on their investments.

         On the closing date, the Overcollateralization Amount will be equal to zero.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS

         On each payment date, Liquidation Loss Amounts incurred on the mortgage loans in the related Collection Period, to the extent not covered by Excess Spread or a reduction in the Overcollateralization Amount on such payment date, will be allocated first to reduce the Note Balance of the Class B notes, until the outstanding Note Balance has been reduced to zero, second to reduce the Note Balance of the Class M-2 notes, until the outstanding Note Balance has been reduced to zero, third to reduce the Note Balance of the Class M-1 notes, until the outstanding Note Balance has been reduced to zero, and last to reduce the Note Balance of the Class A notes until the outstanding Note Balances have been reduced to zero. Liquidation Loss Amounts allocated to the Class A notes shall be allocated to the Class A notes, on a pro rata basis.

         The reduction of the note balances of any class of notes by application of Liquidation Loss Amounts will entitle such class to reimbursement for such amount, with interest thereon, in accordance with the payment priorities specified in this prospectus supplement. Payment of that reimbursement amount will not further reduce the note balance of the applicable class. Further, after the Note Balance of any class has been reduced to zero, that class will no longer be entitled to reimbursement.

THE PAYING AGENT

         The paying agent will initially be the indenture trustee. The paying agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

         A principal payment may be made in redemption of the notes upon the exercise by the servicer of its option to purchase the mortgage loans together with the related assets of the trust after the Pool Balance is reduced to an amount less than or equal to 10% of the initial Pool Balance. The purchase price of the mortgage loans that are not REO Loans will be the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest thereon, at the weighted average of the loan rates of the mortgage loans through the day preceding the payment date on which the purchase occurs. The purchase price of the REO Loans will be the sum of the fair market values of the REO Loans on the payment date on which the purchase occurs. In addition, the notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on that date, if any.

         Distributions on the notes relating to any optional redemption will be paid, first, to the Class A notes, on a pro rata basis, second, to the Class M notes in the order of their payment priority and, third, to the Class B notes. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of notes if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

GLOSSARY OF TERMS

         Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The servicing agreement, indenture and trust agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Appraised Value" means, with respect to any mortgage loan, the appraised value of the related mortgaged property determined in the appraisal used in the origination of that mortgage loan, which may have been obtained at an earlier time; provided that if the mortgage loan was originated simultaneously with a senior lien on the related mortgaged property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the related mortgaged property.

         "Beneficial Owners" means Persons acquiring beneficial ownership interests in the notes.

         "Capitalized Interest Account" means an account established and held by the indenture trustee designated the "Capitalized Interest Account."

         "Class A notes" means the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and the Class A-8 notes.

         "Class A Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date or after the Stepdown Date if certain loss or delinquency tests set forth in the indenture have not been satisfied, zero; and with respect to any other payment date, an amount equal to the Pool Balance as of the preceding Determination Date minus the sum of (a) approximately 19.70% of the Pool Balance as of the preceding Determination Date and (b) the Required Overcollateralization Amount for such payment date.

         "Class A-5 Principal Distribution Percentage": means, with respect to any payment date, the product of (a) a fraction, the numerator of which is the principal balance of the Class A-5 notes and the denominator of which is the aggregate Note Balance of the Class A notes in the Class A-I group immediately prior to such payment date, and (b) the applicable percentage set forth in the following table:

         Payment Date occurring in:                  Percentage
         November 2000 through October 2003          0%
         November 2003 through October 2005          45%
         November 2005 through October 2006          80%
         November 2006 through October 2007          100%
         November 2007 and thereafter                300%

         "Class B Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date, zero; and with respect to any other payment date, the Pool Balance as of the preceding Determination Date minus the sum of
(a) the aggregate of the Note Balances of the Class A notes, the Class M-1 notes and the Class M-2 notes (after taking into account any payments made on such payment date in reduction of such Note Balances) and (b) the Required Overcollateralization Amount for such payment date; provided, however, that the Class B Optimal Principal Balance will not be reduced below the Class B Optimal Principal Balance on the prior payment date unless certain loss and delinquency tests set forth in the indenture are satisfied.

         "Class M notes" means the Class M-1 notes and the Class M-2 notes.

         "Class M-1 Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date, zero; and with respect to any other payment date, the Pool Balance as of the preceding Determination Date minus the sum of (a) the aggregate Note Balance of the Class A notes (after taking into account payments made on such payment date in reduction of such Note Balance),
(b) approximately 9.60% of the Pool Balance as of the preceding Determination Date, and (c) the Required Overcollateralization Amount for such payment date; provided, however, that the Class M-1 Optimal Principal Balance will not be reduced below the Class M-1 Optimal Principal Balance on the prior payment date unless certain loss and delinquency tests set forth in the indenture are satisfied.

         "Class M-2 Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date, zero; and with respect to any other payment date, the Pool Balance as of the preceding Determination Date minus the sum of (a) the aggregate Note Balances of the Class A notes and the Class M-1 notes (after taking into account payments made on such payment date in reduction of such Note Balances), (b) approximately 4.10% of the Pool Balance as of the preceding Determination Date, and (c) the Required Overcollateralization Amount for such payment date; provided, however, that the Class M-2 Optimal Principal Balance will not be reduced below the Class M-2 Optimal Principal Balance on the prior payment date unless certain loss and delinquency tests set forth in the indenture are satisfied.

         "Class R certificates" means the Class R-I certificates and the Class R-II certificates.

         "Clearstream" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

         "Collection Period" means, with respect to any mortgage loan and payment date, the calendar month preceding the month of that payment date.

         "Debt Service Reduction" means, with respect to any mortgage loan, a reduction in the scheduled monthly payment for such mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a deficient valuation or any reduction that results in a permanent forgiveness of principal.

         "Deleted Loan" means a defective mortgage loan that has been removed from the trust pursuant to the terms of the purchase agreement.

         "Depositary" means DTC.

         "Determination Date" means the 20th day of each month, or if the 20th day is not a business day, the next succeeding business day.

          "Distribution Account" means the account established pursuant to the trust agreement for the deposit of amounts distributable to the holders of the certificates.

         "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

         "Eligible Substitute Loan" means a mortgage loan substituted by a seller for a Deleted Loan, which mortgage loan must, on the date of the substitution:

         o have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

         o have a loan rate and Net Loan Rate no lower than and not more than 1% in excess of the loan rate or Net Loan Rate of the related Deleted Loan;

         o have a combined loan-to-value ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

         o have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

         o comply with each representation and warranty as to each mortgage loan set forth in the purchase agreement, deemed to be made as of the date of substitution;

         o    be included in the same Loan Group as the Deleted Loan, and

         o    satisfy certain other conditions specified in the indenture.

         "Excess Spread" means, with respect to any payment date, the excess, if any, of:

         o Interest Collections for the related Collection Period with respect to the mortgage loans;

                 over

         o the amounts paid on that payment date to the holders of the Class A, Class M and Class B notes on account of interest.

         "Final Payment Date" means the payment date in December 25, 2031.

         "Initial Mortgage Documents" means with respect to the mortgage loans, the related mortgage notes, the mortgages and other related documents.

         "Interest Accrual Period" means, as to the Class A-1 notes and the Class A-6 notes and any payment date other than the first payment date, the period commencing on the payment date in the month immediately preceding the month in which such payment date occurs and ending on the day preceding such payment date, and in the case of the first payment date, the period commencing on October 30, 2000 and ending on the day preceding the first payment date; and as to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class M-1, Class M-2 and Class B notes and any payment date, the calendar month preceding the month in which such payment date occurs.

         "Interest Collections" means, as to any payment date, an amount equal to the sum of:

         o the portion allocable to interest of all scheduled monthly payments on the mortgage loans received during the related Collection Period, minus the servicing fees,

         o the portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the servicing fees for that Collection Period, and

         o the interest portion of the Repurchase Price for any Deleted Loans and the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

         "LIBOR" means, with respect to any Interest Accrual Period other than the first Interest Accrual Period, a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period. With respect to the first Interest Accrual Period, LIBOR means a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date. If no such rate appears, LIBOR will be the Reference Bank Rate determined by the indenture trustee. If no such rate appears and the indenture trustee is unable to determine a Reference Bank Rate, LIBOR will be LIBOR applicable to the preceding Interest Accrual Period.

         "LIBOR Business Day" means any day other than:

              o   a Saturday or a Sunday; or

              o a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

         "Liquidated Mortgage Loan" means, with respect to any payment date, any mortgage loan which the servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it reasonably expects to recover in connection with the disposition of the related mortgaged property have been recovered.

         "Liquidation Loss Amount" means, with respect to any payment date and any Liquidated Mortgage Loan, the unrecovered principal balance of the Liquidated Mortgage Loan and any of its unpaid accrued interest at the end of the related Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds for that mortgage loan.

         "Loan Group" means each of the two loan groups as described in this prospectus supplement.

         "Net Liquidation Proceeds" means, with respect to any Liquidated Mortgage Loan, the proceeds received in connection with the liquidation of that mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the principal balance of, plus accrued and unpaid interest on, the mortgage loan at the end of the Collection Period immediately preceding the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan.

         "Net Loan Rate" means, with respect to any mortgage loan, the loan rate of the mortgage loan, net of the rate of the fee of the servicer.

         "Note Balance" means, with respect to any date of determination and any class of notes, the principal balance of such class of notes on the closing date less the sum of (i) any amounts actually distributed as principal thereon on all prior payment dates, and (ii) any Liquidation Loss Amounts previously allocated to such class of notes as described in this prospectus supplement under "-Allocation of Losses on the Mortgage Loans".

         "Note Payment Account" means the account established pursuant to the indenture for the deposit of amounts distributable to the holders of the notes.

         "Note Rate" means, with respect to each Interest Accrual Period:

         (i) for the Class A-1 notes, the lesser of:

         o    LIBOR plus a margin of 0.12% per annum, and

         o    10.00% per annum;

         (ii) for the Class A-2 notes, 7.17% per annum;

         (iii) for the Class A-3 notes, 7.36% per annum;

         (iv) for the Class A-4 notes, 7.72% per annum;

         (v) for the Class A-5 notes, 7.26% per annum;

         (vi) for the Class A-6 notes, the lesser of:

         o    LIBOR plus a margin of 0.13% per annum, and

         o    10.00% per annum;

         (vii) for the Class A-7 notes, 7.27% per annum;

         (viii) for the Class A-8 notes, 7.80% per annum;

         (ix) for the Class M-1 notes, 8.29% per annum;

         (x) for the Class M-2 notes, 8.83% per annum; and

         (xi) for the Class B notes, 9.00% per annum.

         Notwithstanding the foregoing, the Note Rate on the Class A-3 notes, the Class A-4 notes, the Class A-5 notes and the Class A-8 notes will increase by 0.50% per annum and the Note Rate on the Class M notes and the Class B notes will increase by 1.00% per annum, beginning with the first Interest Accrual Period for each such class of notes commencing after the Step-up Date.

         In addition, if on any payment date, the amount available for distribution on the notes is less than the amount of accrued interest on each class of notes for the related Interest Accrual Period at the respective Note Rates plus the Principal Collection Distribution Amount, the amount of interest due on the Class B notes or, if the Class B notes are no longer outstanding, the Class M-2 notes, or if the Class M-2 notes are no longer outstanding, the Class M-1 notes, on that payment date will be reduced by the amount of the shortfall.

         "Overcollateralization Amount" means, with respect to any payment date, the amount, if any, by which the outstanding principal balance of the mortgage loans as of the close of business on the last day of the related Collection Period, after applying payments received in that Collection Period, plus amounts on deposit in the Pre-Funding Account, exceeds the Note Balance of the notes on that payment date, after taking into account the payment of the Principal Collection Distribution Amount and the Liquidation Loss Amounts for such payment date.

         "Overcollateralization Increase Amount" means, with respect to any payment date, the amount necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

         "Overcollateralization Release Amount" means, with respect to any date of determination, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

         "Participants" means participants in the DTC, Euroclear or Clearstream systems.

         "Plan" means any pension, profit-sharing or other employee benefit plan as well as an individual retirement account and certain types of Keogh Plans.

         "Pool Balance" means, with respect to any date, the aggregate of the sum of the principal balances of all mortgage loans conveyed to the trust as of that date and amounts, if any, on deposit in the Pre-Funding Account.

         "Pre-Funding Account" means the account established by the indenture trustee in its name designated the "pre-funding account."

         "Pre-Funding Period" means the period from the closing date to the earliest of:

         o the date on which the amount on deposit in the Pre-Funding Account is less than $50,000;

         o    January 28, 2001; or

         o the occurrence of a servicer default under the servicing agreement.

         "Principal Collections" means, with respect to any payment date, an amount equal to the sum of:

         o the amount collected during the related Collection Period, including Net Liquidation Proceeds, allocated to principal of the mortgage loans pursuant to the terms of the related mortgage notes;

         o the principal portion of the Repurchase Price for any Deleted Loans, including any amounts required to be deposited in the Custodial Account by the seller pursuant to the purchase agreement;

         o the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer; and

         o amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

         "Principal Collection Distribution Amount" means, with respect to any payment date, the total Principal Collections for that payment date less any Overcollateralization Release Amount for such payment date.

         "Rating Agencies" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

         "Record Date" means, with respect to the Class A-1 notes and the Class A-6 notes and any payment date, unless the Class A-1 notes and the Class A-6 notes are no longer held in book-entry form, the close of business on the last business day preceding that payment date, and with respect to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class M-1, Class M-2 and Class B notes, and the Class A-1 notes and Class A-6 notes if such notes are no longer held in book-entry form, the last day of the calendar month preceding that payment date.

         "Reference Bank" means each of Barclays Bank plc, National Westminster Bank and Deutsche Bank, A.G.

         "Reference Bank Rate" means, with respect to any Interest Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market in amounts approximately equal to the sum of the outstanding Note Balance of the Class A-1 notes and the Class A-6 notes; provided, that at least two Reference Banks provide that rate. If fewer than two such rates are provided, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the servicer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the Class A-1 notes and the Class A-6 notes.

         "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REO Loan" means a mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of the noteholders of the related series.

         "Repurchase Price" means, with respect to any mortgage loan, the amount equal to the principal balance of that mortgage loan at the time of the removal, plus accrued and unpaid interest on that mortgage loan to the date of removal.

         "Required Overcollateralization Amount" means, as to any payment date prior to the Step-down Date, an amount equal to 2.50% of the initial Pool Balance. On or after the Step-down Date, the Required Overcollateralization Amount will be equal to the lesser of (a) the Required Overcollateralization Amount as of the initial payment date and (b) 5.00% of the current Pool Balance (after applying payments received in the related Collection Period), but not lower than approximately $3,005,000, which is 0.50% of the initial Pool Balance. However, any scheduled reduction to the Required Overcollateralization Amount described in the preceding sentence shall not be made as of any payment date unless certain loss and delinquency tests set forth in the indenture are satisfied. In addition, the Required Overcollateralization Amount may be reduced with the prior written consent of the rating agencies.

         "Securities Intermediary" means, with respect to each Beneficial Owner, the brokerage firm, bank, thrift institution or other securities intermediary that maintains that Beneficial Owner's account.

         "Stated Value" means, with respect to each mortgage loan for which the documentation type is known, the stated value of the related mortgaged property given by the related mortgagor in his or her application.

         "Step-down Date" means the first payment date occurring after the payment date in October 2003 as to which the aggregate Note Balance of the Class A notes (after applying payments received in the related Collection Period) will be able to be reduced on such payment date (such determination to be made by the Servicer prior to the indenture trustee making actual distributions on such payment date) to an amount equal to the excess, if any, of (a) the Pool Balance as of such payment date (after applying payments received in the related Collection Period) over (b) the greater of (i) approximately 24.70% of the Pool Balance as of the end of the related Collection Period, and (ii) 0.50% of the initial Pool Balance, provided that certain loss and delinquency tests set forth in the indenture have been satisfied.

         "Step-up Date" means the first payment date on which the Pool Balance is less than 10% of the initial aggregate Pool Balance.

         "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the indenture trustee after consultation with the Servicer.

         "Trust Estate" means the mortgage loans included in the assets of the issuer.

         "Underwriting Agreement" means the underwriting agreement, dated the date of this prospectus supplement, between Bear, Stearns & Co. Inc., as representative of the underwriters listed therein, and the depositor.

ADVANCES

         The servicer has the option to advance the interest portion of any monthly payment due during the related Collection Period and delinquent on the business day next preceding the related Determination Date, but is only required to advance such delinquent interest payments to the extent that such delinquencies would result in a shortfall in the amount of interest available to pay the full amount of interest due on the Class A, Class M and Class B notes.

         Any advances of interest on the mortgage loans are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Net Liquidation Proceeds. The purpose of making these advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The servicer will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an advance as required under the servicing agreement will constitute an event of default thereunder, in which case the indenture trustee, as successor servicer, will be obligated to make any advance, in accordance with the terms of the servicing agreement.

         All advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Net Liquidation Proceeds from the mortgage loan as to which such unreimbursed advance was made or (b) as to any advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts in the Custodial Account. Any servicing fees that have not been paid to the servicer with respect to a liquidated mortgage loan will be paid to the servicer out of Insurance Proceeds and Net Liquidation Proceeds from that liquidated mortgage loan from amounts otherwise distributable to noteholders.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default on mortgage loans with high loan-to-value ratios or high combined loan-to-value ratios, or on mortgage loans secured by second liens, may be greater than that of mortgage loans with lower loan-to-value ratios or combined loan-to-value ratios that are secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as further described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the notes.

         The mortgage loans may be prepaid by the mortgagors at any time. However, approximately 81.25% of the home loans will be subject to a prepayment charge. In addition, the mortgage loans, other than the adjustable rate Home Loans, generally will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. The extent to which mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the notes. See "The Agreements--The Servicing Agreement--Collection and Other Servicing Procedures; Loss Mitigation" in this prospectus supplement for a description of certain provisions of the servicing agreement that may affect the prepayment experience on the mortgage loans and may result in a prepayment experience on the mortgage loans that differs from that on other conventional mortgage loans.

         The servicer may allow the refinancing of a mortgage loan in the trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related mortgage loan. The servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the servicer may encourage refinancing of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of such mortgage loans which may be removed from the trust. As a result of such programs, (i) the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust may decline.

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing loan rates fell significantly below the loan rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing loan rates rose significantly above the loan rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the mortgage loans.

         For three years after the closing date, no principal payments will be distributed to the Class A-5 notes, unless the principal balance of the Class A-1, Class A-2, Class A-3 and the Class A-4 notes has been reduced to zero. Thereafter, the Class A-5 notes may receive a disproportionately high or low percentage of principal payments allocated to the Class A notes in the Class A-I group. For at least three years after the closing date, no principal payments will be distributed to the Class M notes and the Class B notes, unless the principal balances of all of the Class A notes have been reduced to zero. In addition, if certain loss and delinquency tests set forth in the indenture are not satisfied, the Class M notes and the Class B notes will not receive any distributions of principal.

         Amounts on deposit in the Pre-Funding Account may be used during the Pre-Funding Period to acquire subsequent HELs. In the event that, on the last day in the Pre-Funding Period, any amounts on deposit in the Pre-Funding Account have not been used to acquire subsequent HELs, then the Class A notes in the Class A-I group then entitled to payments of principal will be prepaid in part with such amounts on the next payment date.

         There can be no assurance that Interest Collections (including the portion thereof constituting Excess Spread) and Principal Collections on the mortgage loans will be sufficient on any payment date to pay any Liquidation Loss Amounts allocated to the notes or the Overcollateralization Increase Amount for that payment date after such amounts have been used to make payments of interest and principal on the notes and to make the other payments with a higher payment priority in accordance with the indenture.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. The rate of default on mortgage loans which are refinance mortgage loans, and on mortgage loans with high combined loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         The priority in which distributions are made on the notes provides additional credit enhancement for certain classes of notes. This priority in distribution ensures that any shortfalls in amounts payable on the notes will be allocated first to the Class B notes, then to the Class M-2 notes, then to the Class M-1 notes and then to the Class A notes. In addition, losses allocated to the notes not covered by Excess Spread or the Overcollateralization Amount, will be allocated first to the Class B notes, then to the Class M-2 notes, then to the Class M-1 notes and then to the Class A notes.

         Because the Note Rates on the Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class M and Class B notes are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class M and Class B notes may decline. The Note Rate on the Class A-1 notes and the Class A-6 notes is variable and will change in response to changes in the LIBOR rate, subject to a maximum rate. Investors in the Class A-1 notes and the Class A-6 notes should be aware that LIBOR may not change consistently with other market indices. A number of factors affect the performance of an index and may cause an index to move in a manner different from other indices. To the extent LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the Class A-1 notes and the Class A-6 notes due to the rising interest rates may occur later than those which would be produced by other indices, and in a period of declining rates, LIBOR may decline more quickly than other market interest rates which may adversely affect the yield on the Class A-1 notes and the Class A-6 notes.

         Although the loan rates on the adjustable rate Home Loans are subject to periodic adjustments, the adjustments generally:

         o will not increase or decrease the loan rates over a fixed maximum rate or fixed minimum rate during the life of any adjustable rate Home Loan; and

         o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related note margin, which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

As a result, the loan rates on the adjustable rate Home Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity loans and accordingly the rate of principal payments, if any, may be lower or higher than would otherwise be anticipated. There can be no certainty as to the rate of principal payments on the mortgage loans during any period or over the life of the notes.

         With respect to the indices used in determining the Note Rates for the notes or the loan rates of the underlying mortgage loans, a number of factors affect the performance of each index and may cause an index to move in a manner different from other indices. To the extent that an index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the notes due to the rising interest rates may occur later than those which would be produced by other indices, and in a period of declining rates, an index may remain higher than other market interest rates which may result in a higher level of prepayments of the mortgage loans, which, in the case of the adjustable rate Home Loans, adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

         In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

         The final scheduled payment date for each class of notes as shown on the chart on pages S-6-7 of this prospectus supplement is the payment date on which the principal balance of that class of notes will be reduced to zero, based on certain assumptions. For the Class A-1 notes, Class A-2 notes, Class A-3 notes, Class A-6 notes and Class A-7 notes, it was assumed that no losses or delinquencies occur on the mortgage loans, that none of the mortgage loans are prepaid, that the Required Overcollateralization Amount is $0 and certain other assumptions contained in this prospectus supplement. For the Class A-4 notes, Class A-5 notes, Class A-8 notes, Class M notes and Class B notes, it was assumed that the final scheduled payment date would be the Final Payment Date. Due to losses and prepayments on the mortgage loans, the actual final payment on each class of notes may occur substantially earlier or, in the case of the Class A-1, Class A-2, Class A-3, Class A-6 and Class A-7 notes, later than the final scheduled payment date for such class.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "The Agreements--The Trust Agreement and the Indenture--Reports to Noteholders," which will include information as to the outstanding Note Balances. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

         The prepayment models used in this prospectus supplement, or prepayment assumptions, represent an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans. A 100% prepayment assumption with respect to the HELs assumes a constant prepayment rate of 5% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.8182% (precisely 20/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the HELs, a 100% prepayment assumption assumes a constant prepayment rate of 25% per annum. As used in the table below, a 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption with respect to the HELs. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth.

         The constant prepayment rate, or CPR, model is used in this prospectus supplement with respect to the adjustable rate Home Loans. The CPR model assumes that the outstanding principal balance of a pool of home loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 40% CPR or any other CPR percentage is to assume that the stated percentage of the pool of adjustable rate Home Loans is prepaid over the course of a year.

         A 100% prepayment assumption with respect to the fixed rate Home Loans, or PSA, assumes a constant prepayment rate of 0% per annum of the then outstanding principal balance of such home loans in the first month of the life of the home loan and an additional 0.20% per annum in each month thereafter until after the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the fixed rate Home Loans, a 100% prepayment assumption assumes a constant prepayment rate of 6% per annum. As used in the tables below, a 350% prepayment assumption assumes prepayment rates equal to 350% of PSA with respect to the fixed rate Home Loans. Correspondingly, a 525% prepayment assumption assumes prepayment rates equal to 525% of PSA and so forth. The prepayment assumptions do not purport to be historical descriptions of prepayment experience or predictions of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

         The tables below have been prepared on the basis of assumptions regarding the performance of the mortgage loans set forth in the following paragraph and further assume, among other things, that the mortgage loans have the following characteristics:

                           Balance           Gross        Net       Original     Remaining      Assumed Delivery
                                              WAC         WAC         Term          Term
                                                                    (months)      (months)
Group I                   $35,535,448.53    10.854%     10.354%        109          108              Closing

Group I                  $233,872,903.89    11.276%     10.776%        180          178              Closing

Group I                   $23,470,271.39    11.199%     10.699%        240          239              Closing

Group I                   $93,693,479.07    11.265%     10.765%        300          299              Closing

Group I                      $986,393.97    11.095%     10.595%        360          356              Closing

Group I                    $4,186,710.35    10.854%     10.354%        109          109           November 2000

Group I                   $27,554,404.05    11.276%     10.776%        180          180           November 2000

Group I                    $2,765,217.05    11.199%     10.699%        240          240           November 2000

Group I                   $11,038,764.80    11.265%     10.765%        300          300           November 2000

Group I                      $116,214.83    11.095%     10.595%        360          360           November 2000

Group I                    $4,186,710.35    10.854%     10.354%        109          109           December 2000



                                      S-69

Group I                   $27,554,404.05    11.276%     10.776%        180          180           December 2000

Group I                    $2,765,217.05    11.199%     10.699%        240          240           December 2000

Group I                   $11,038,764.80    11.265%     10.765%        300          300           December 2000

Group I                      $116,214.83    11.095%     10.595%        360          360           December 2000

Group I                    $4,186,710.35    10.854%     10.354%        109          109           January 2000

Group I                   $27,554,404.05    11.276%     10.776%        180          180           January 2000

Group I                    $2,765,217.05    11.199%     10.699%        240          240           January 2000

Group I                   $11,038,764.80    11.265%     10.765%        300          300           January 2000

Group I                      $116,214.82    11.095%     10.595%        360          360           January 2000

Group II (Fixed)          $51,479,232.09    10.648%     10.148%        360          351              Closing

Group II (ARM)            $24,978,337.83    10.499%      9.999%        360          334              Closing


          o with respect to the Group II (ARM) home loans set forth in the table above, it is further assumed that the note margin equals 5.998%, the periodic rate cap equals 1.000%, the lifetime rate cap equals 12.837%, the rate change frequency equals six months and the number of months until the next rate adjustment date is four;

          o the Gross WAC on the Group II (ARM) home loans is adjusted on the next rate adjustment date (and on subsequent rate adjustments dates, if necessary) to equal the sum of (a) the assumed level of six-month LIBOR and (b) the note margin (such sum being subject to periodic and lifetime rate caps);

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

          o none of the sellers, the servicer or the depositor will repurchase any mortgage loan and the servicer does not exercise its option to purchase all of the mortgage loans and therefore cause a termination of the trust, except as indicated in the tables below;

          o there are no delinquencies or Liquidation Loss Amounts on the mortgage loans;

          o principal payments on the mortgage loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the applicable prepayment assumption in the tables;

          o the mortgage loans pay on the basis on a 30-day month and a 360-day year;

          o    one-month LIBOR will remain constant at 6.620% per annum;

          o    six-month LIBOR will remain constant at 6.6925% per annum;

         o payments on the notes will be made on the 25th day of each month, commencing in November 2000;

         o the Pre-Funding Account accrues reinvestment income at a rate of 6.620% per annum based on the assumed delivery of the mortgage loans as set forth in the table above; and

         o    the notes will be purchased on October 30, 2000.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying applicable prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the applicable prepayment assumption specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average life of the notes.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the notes, and list the percentage of the initial principal balance of each class of notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumptions.


            PERCENTAGE OF INITIAL CLASS A-1 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 ---------------------------------------------------------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................       90        75        67       59        52        44
October 2002...................................       84        48        31       15         *         0
October 2003...................................       78        25         3        0         0         0
October 2004...................................       71         6         0        0         0         0
October 2005...................................       64         0         0        0         0         0
October 2006...................................       56         0         0        0         0         0
October 2007...................................       47         0         0        0         0         0
October 2008...................................       40         0         0        0         0         0
October 2009...................................       32         0         0        0         0         0
October 2010...................................       24         0         0        0         0         0
October 2011...................................       14         0         0        0         0         0
October 2012...................................        3         0         0        0         0         0
October 2013...................................        0         0         0        0         0         0
October 2014...................................        0         0         0        0         0         0
October 2015...................................        0         0         0        0         0         0
October 2016...................................        0         0         0        0         0         0
October 2017...................................        0         0         0        0         0         0
October 2018...................................        0         0         0        0         0         0
October 2019...................................        0         0         0        0         0         0
October 2020...................................        0         0         0        0         0         0
October 2021...................................        0         0         0        0         0         0
October 2022...................................        0         0         0        0         0         0
October 2023...................................        0         0         0        0         0         0
October 2024...................................        0         0         0        0         0         0
October 2025...................................        0         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......     6.54      2.06      1.54     1.25      1.06      0.94
Weighted Average Life to maturity (years)......     6.54      2.06      1.54     1.25      1.06      0.94

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.


* less than 0.50% but greater than 0.

            PERCENTAGE OF INITIAL CLASS A-2 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 ---------------------------------------------------------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100        48
October 2003...................................      100       100       100       35         0         0
October 2004...................................      100       100        46        0         0         0
October 2005...................................      100        71         1        0         0         0
October 2006...................................      100        36         0        0         0         0
October 2007...................................      100         7         0        0         0         0
October 2008...................................      100         0         0        0         0         0
October 2009...................................      100         0         0        0         0         0
October 2010...................................      100         0         0        0         0         0
October 2011...................................      100         0         0        0         0         0
October 2012...................................      100         0         0        0         0         0
October 2013...................................       72         0         0        0         0         0
October 2014...................................       27         0         0        0         0         0
October 2015...................................        0         0         0        0         0         0
October 2016...................................        0         0         0        0         0         0
October 2017...................................        0         0         0        0         0         0
October 2018...................................        0         0         0        0         0         0
October 2019...................................        0         0         0        0         0         0
October 2020...................................        0         0         0        0         0         0
October 2021...................................        0         0         0        0         0         0
October 2022...................................        0         0         0        0         0         0
October 2023...................................        0         0         0        0         0         0
October 2024...................................        0         0         0        0         0         0
October 2025...................................        0         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    13.50      5.71      4.00     3.00      2.38      2.02
Weighted Average Life to maturity (years)......    13.50      5.71      4.00     3.00      2.38      2.02

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

            PERCENTAGE OF INITIAL CLASS A-3 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100       100
October 2003...................................      100       100       100      100        67         5
October 2004...................................      100       100       100       87        34         0
October 2005...................................      100       100       100       41         0         0
October 2006...................................      100       100        67       16         0         0
October 2007...................................      100       100        42        1         0         0
October 2008...................................      100        95        37        *         0         0
October 2009...................................      100        75        24        0         0         0
October 2010...................................      100        57        11        0         0         0
October 2011...................................      100        39         0        0         0         0
October 2012...................................      100        22         0        0         0         0
October 2013...................................      100         7         0        0         0         0
October 2014...................................      100         0         0        0         0         0
October 2015...................................       80         0         0        0         0         0
October 2016...................................       69         0         0        0         0         0
October 2017...................................       59         0         0        0         0         0
October 2018...................................       48         0         0        0         0         0
October 2019...................................       35         0         0        0         0         0
October 2020...................................       21         0         0        0         0         0
October 2021...................................       10         0         0        0         0         0
October 2022...................................        0         0         0        0         0         0
October 2023...................................        0         0         0        0         0         0
October 2024...................................        0         0         0        0         0         0
October 2025...................................        0         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    17.77     10.35      7.19     5.00      3.69      2.71
Weighted Average Life to maturity (years)......    17.77     10.47      7.33     5.00      3.69      2.71

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

* less than 0.50% but greater than 0.


            PERCENTAGE OF INITIAL CLASS A-4 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100       100
October 2003...................................      100       100       100      100       100       100
October 2004...................................      100       100       100      100       100        74
October 2005...................................      100       100       100      100        93         2
October 2006...................................      100       100       100      100        51         0
October 2007...................................      100       100       100      100        33         0
October 2008...................................      100       100       100      100        33         0
October 2009...................................      100       100       100       83        33         0
October 2010...................................      100       100       100       62        27         0
October 2011...................................      100       100        98       44        15         0
October 2012...................................      100       100        71       29         6         0
October 2013...................................      100       100        49       16         0         0
October 2014...................................      100        81        32        6         0         0
October 2015...................................      100        50        16        0         0         0
October 2016...................................      100        40        10        0         0         0
October 2017...................................      100        31         6        0         0         0
October 2018...................................      100        24         2        0         0         0
October 2019...................................      100        17         0        0         0         0
October 2020...................................      100        10         0        0         0         0
October 2021...................................      100         5         0        0         0         0
October 2022...................................       92         1         0        0         0         0
October 2023...................................       54         0         0        0         0         0
October 2024...................................       11         0         0        0         0         0
October 2025...................................        0         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    22.89     12.24      9.40     7.49      5.75      4.34
Weighted Average Life to maturity (years)......    23.09     16.13     13.35    10.92      7.46      4.34

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

            PERCENTAGE OF INITIAL CLASS A-5 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100       100
October 2003...................................      100       100       100      100       100       100
October 2004...................................       98        91        89       88        89        92
October 2005...................................       96        83        79       76        74        74
October 2006...................................       91        71        64       58        53        45
October 2007...................................       84        58        49       41        35        27
October 2008...................................       63        30        21       16        17        16
October 2009...................................       44        15         8        5         6         8
October 2010...................................       31         8         3        2         1         3
October 2011...................................       20         4         1        *         *         0
October 2012...................................       11         2         *        *         *         0
October 2013...................................        6         1         *        *         0         0
October 2014...................................        3         *         *        *         0         0
October 2015...................................        1         *         *        0         0         0
October 2016...................................        1         *         *        0         0         0
October 2017...................................        *         *         *        0         0         0
October 2018...................................        *         *         *        0         0         0
October 2019...................................        *         *         0        0         0         0
October 2020...................................        *         *         0        0         0         0
October 2021...................................        *         *         0        0         0         0
October 2022...................................        *         0         0        0         0         0
October 2023...................................        *         0         0        0         0         0
October 2024...................................        *         0         0        0         0         0
October 2025...................................        0         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......     9.02      7.10      6.58     6.12      5.46      4.87
Weighted Average Life to maturity (years)......     9.02      7.11      6.64     6.37      6.28      6.17

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

* less than 0.50% but greater than 0.

            PERCENTAGE OF INITIAL CLASS A-6 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................       97        70        58       47        35        24
October 2002...................................       96        44        22        4         0         0
October 2003...................................       95        21         0        0         0         0
October 2004...................................       93         1         0        0         0         0
October 2005...................................       92         0         0        0         0         0
October 2006...................................       90         0         0        0         0         0
October 2007...................................       88         0         0        0         0         0
October 2008...................................       85         0         0        0         0         0
October 2009...................................       83         0         0        0         0         0
October 2010...................................       80         0         0        0         0         0
October 2011...................................       76         0         0        0         0         0
October 2012...................................       73         0         0        0         0         0
October 2013...................................       70         0         0        0         0         0
October 2014...................................       66         0         0        0         0         0
October 2015...................................       62         0         0        0         0         0
October 2016...................................       58         0         0        0         0         0
October 2017...................................       53         0         0        0         0         0
October 2018...................................       48         0         0        0         0         0
October 2019...................................       41         0         0        0         0         0
October 2020...................................       35         0         0        0         0         0
October 2021...................................       27         0         0        0         0         0
October 2022...................................       18         0         0        0         0         0
October 2023...................................        9         0         0        0         0         0
October 2024...................................        0         0         0        0         0         0
October 2025...................................        0         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    15.86      1.88      1.28     1.00      0.80      0.67
Weighted Average Life to maturity (years)......    15.87      1.88      1.28     1.00      0.80      0.67

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.


            PERCENTAGE OF INITIAL CLASS A-7 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100        69        40
October 2003...................................      100       100        83       39         0         0
October 2004...................................      100       100        42        7         0         0
October 2005...................................      100        71        12        0         0         0
October 2006...................................      100        48         0        0         0         0
October 2007...................................      100        27         0        0         0         0
October 2008...................................      100        10         0        0         0         0
October 2009...................................      100         0         0        0         0         0
October 2010...................................      100         0         0        0         0         0
October 2011...................................      100         0         0        0         0         0
October 2012...................................      100         0         0        0         0         0
October 2013...................................      100         0         0        0         0         0
October 2014...................................      100         0         0        0         0         0
October 2015...................................      100         0         0        0         0         0
October 2016...................................      100         0         0        0         0         0
October 2017...................................      100         0         0        0         0         0
October 2018...................................      100         0         0        0         0         0
October 2019...................................      100         0         0        0         0         0
October 2020...................................      100         0         0        0         0         0
October 2021...................................      100         0         0        0         0         0
October 2022...................................      100         0         0        0         0         0
October 2023...................................      100         0         0        0         0         0
October 2024...................................       95         0         0        0         0         0
October 2025...................................       23         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    23.32      6.06      3.89     3.00      2.28      1.94
Weighted Average Life to maturity (years)......    24.73      6.06      3.89     3.00      2.28      1.94

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

            PERCENTAGE OF INITIAL CLASS A-8 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100       100
October 2003...................................      100       100       100      100        96        68
October 2004...................................      100       100       100      100        76        58
October 2005...................................      100       100       100       81        52        37
October 2006...................................      100       100        89       61        36        24
October 2007...................................      100       100        72       46        24        15
October 2008...................................      100       100        58       35        16         8
October 2009...................................      100        95        46       26        10         3
October 2010...................................      100        83        37       20         6         0
October 2011...................................      100        72        30       14         2         0
October 2012...................................      100        63        24       10         0         0
October 2013...................................      100        55        19        6         0         0
October 2014...................................      100        48        15        3         0         0
October 2015...................................      100        41        11        *         0         0
October 2016...................................      100        36         7        0         0         0
October 2017...................................      100        31         4        0         0         0
October 2018...................................      100        27         2        0         0         0
October 2019...................................      100        22         0        0         0         0
October 2020...................................      100        18         0        0         0         0
October 2021...................................      100        14         0        0         0         0
October 2022...................................      100        10         0        0         0         0
October 2023...................................      100         3         0        0         0         0
October 2024...................................      100         0         0        0         0         0
October 2025...................................      100         0         0        0         0         0
October 2026...................................       91         0         0        0         0         0
October 2027...................................       61         0         0        0         0         0
October 2028...................................       22         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    23.32     11.49      8.13     6.38      5.00      4.09
Weighted Average Life to maturity (years)......    27.28     14.72      9.67     7.56      5.72      4.75

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

* less than 0.50% but greater than 0.


                                            PERCENTAGE OF INITIAL CLASS M-1 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100       100
October 2003...................................      100       100       100      100       100       100
October 2004...................................      100       100        83       63        46        33
October 2005...................................      100        92        65       45        31        20
October 2006...................................      100        77        50       33        20        12
October 2007...................................      100        63        39       23        13         7
October 2008...................................      100        52        29       16         9         1
October 2009...................................      100        42        22       11         4         0
October 2010...................................      100        34        17        8         0         0
October 2011...................................      100        27        12        4         0         0
October 2012...................................      100        21         9        0         0         0
October 2013...................................       87        16         6        0         0         0
October 2014...................................       72        12         1        0         0         0
October 2015...................................       57         8         0        0         0         0
October 2016...................................       53         7         0        0         0         0
October 2017...................................       50         4         0        0         0         0
October 2018...................................       46         1         0        0         0         0
October 2019...................................       41         0         0        0         0         0
October 2020...................................       36         0         0        0         0         0
October 2021...................................       32         0         0        0         0         0
October 2022...................................       27         0         0        0         0         0
October 2023...................................       22         0         0        0         0         0
October 2024...................................       16         0         0        0         0         0
October 2025...................................        9         0         0        0         0         0
October 2026...................................        7         0         0        0         0         0
October 2027...................................        2         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    17.71      8.56      6.40     5.09      4.33      3.97
Weighted Average Life to maturity (years)......    18.10      9.09      6.87     5.50      4.67      4.25

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.


            PERCENTAGE OF INITIAL CLASS M-2 PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100       100
October 2003...................................      100       100       100      100       100       100
October 2004...................................      100       100        83       63        46        33
October 2005...................................      100        92        65       45        31        20
October 2006...................................      100        77        50       33        20        12
October 2007...................................      100        63        39       23        13         1
October 2008...................................      100        52        29       16         5         0
October 2009...................................      100        42        22       11         0         0
October 2010...................................      100        34        17        3         0         0
October 2011...................................      100        27        12        0         0         0
October 2012...................................      100        21         6        0         0         0
October 2013...................................       87        16         0        0         0         0
October 2014...................................       72        12         0        0         0         0
October 2015...................................       57         4         0        0         0         0
October 2016...................................       53         0         0        0         0         0
October 2017...................................       50         0         0        0         0         0
October 2018...................................       46         0         0        0         0         0
October 2019...................................       41         0         0        0         0         0
October 2020...................................       36         0         0        0         0         0
October 2021...................................       32         0         0        0         0         0
October 2022...................................       27         0         0        0         0         0
October 2023...................................       22         0         0        0         0         0
October 2024...................................       16         0         0        0         0         0
October 2025...................................        7         0         0        0         0         0
October 2026...................................        1         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    17.71      8.56      6.40     5.08      4.28      3.85
Weighted Average Life to maturity (years)......    18.00      8.94      6.77     5.39      4.55      4.07

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

                                                 PERCENTAGE OF INITIAL CLASS B PRINCIPAL BALANCE (1)(2)

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
                                                 -------- --------- --------- -------- --------- ---------
GROUP I - % OF PREPAYMENT ASSUMPTION                  0%       50%       75%     100%      125%      150%
GROUP II (FIXED RATE) - PSA                           0%      175%      275%     350%      450%      525%
GROUP II (ARMS) - CPR                                 0%       20%       30%      40%       50%       60%
                                                 -------- --------- --------- -------- --------- ---------
Initial........................................      100       100       100      100       100       100
October 2001...................................      100       100       100      100       100       100
October 2002...................................      100       100       100      100       100       100
October 2003...................................      100       100       100      100       100       100
October 2004...................................      100       100        83       63        46        33
October 2005...................................      100        92        65       45        31        20
October 2006...................................      100        77        50       33        20         3
October 2007...................................      100        63        39       23         5         0
October 2008...................................      100        52        29       12         0         0
October 2009...................................      100        42        22        1         0         0
October 2010...................................      100        34        13        0         0         0
October 2011...................................      100        27         3        0         0         0
October 2012...................................      100        21         0        0         0         0
October 2013...................................       87        12         0        0         0         0
October 2014...................................       72         2         0        0         0         0
October 2015...................................       57         0         0        0         0         0
October 2016...................................       53         0         0        0         0         0
October 2017...................................       50         0         0        0         0         0
October 2018...................................       46         0         0        0         0         0
October 2019...................................       41         0         0        0         0         0
October 2020...................................       36         0         0        0         0         0
October 2021...................................       32         0         0        0         0         0
October 2022...................................       27         0         0        0         0         0
October 2023...................................       22         0         0        0         0         0
October 2024...................................       11         0         0        0         0         0
October 2025...................................        0         0         0        0         0         0
October 2026...................................        0         0         0        0         0         0
October 2027...................................        0         0         0        0         0         0
October 2028...................................        0         0         0        0         0         0
October 2029...................................        0         0         0        0         0         0
October 2030...................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    17.71      8.56      6.40     5.08      4.26      3.79
Weighted Average Life to maturity (years)......    17.86      8.75      6.58     5.23      4.39      3.90

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumptions disclosed above.

(2)  All percentages are rounded to the nearest 1%.

                                 THE AGREEMENTS

                             THE PURCHASE AGREEMENT

         The initial mortgage loans to be transferred to the issuer by the depositor were or will be purchased by the depositor from the sellers pursuant to the mortgage loan purchase agreement, or purchase agreement, dated as of the cut-off date, among the sellers, the depositor, the issuer and the indenture trustee. The following summary describes certain terms of the purchase agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase agreement. See "The Agreements" in the prospectus.

PURCHASE OF MORTGAGE LOANS

         Under the purchase agreement, the sellers have agreed to transfer and assign, without recourse, to the depositor the initial mortgage loans and the Initial Mortgage Documents. Pursuant to an assignment by the depositor executed on the closing date, upon the transfer to the depositor, the initial mortgage loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the purchase agreement. The owner trustee, on behalf of the trust, will, concurrently with the assignment, grant a security interest in the trust to the indenture trustee to secure the notes. Subsequent HELs are intended to be purchased by the issuer from GMACM on or before January 28, 2001, as set forth in the purchase agreement, from funds on deposit in the Pre-Funding Account. The purchase agreement will provide that the subsequent HELs must conform to certain specified characteristics described above under "Description of the Mortgage Loans--Conveyance of Subsequent Home Equity Loans." For a general description of the sellers, see "The Seller and Servicer" in this prospectus supplement. The purchase price of the initial mortgage loans is a specified amount payable by the depositor, as provided in the purchase agreement. The purchase price paid for any subsequent HELs by the indenture trustee, at the direction of the issuer, from amounts on deposit in the Pre-Funding Account shall be one hundred percent (100%) of the aggregate principal balances of the subsequent HELs as of the date so transferred, as identified on the schedule attached to the related subsequent transfer agreement provided by GMACM.

         The purchase agreement will require that, within a specified time period, GMACM deliver to the indenture trustee, as the issuer's agent for such purpose, the mortgage loans and the Initial Mortgage Documents, which will include the following:

         (1) the mortgage note and any modification or amendment thereto, endorsed without recourse in blank;

         (2) the mortgage, or a copy of the mortgage certified by an officer of the servicer for any mortgage not returned from the public recording office, with evidence of recording indicated thereon;

         (3)  an assignment in recordable form of the mortgage; and

         (4) if applicable, any riders or modifications to the mortgage note and mortgage, together with certain other documents at the times as set forth in the related agreement.

         In lieu of delivery of original mortgages, GMACM may deliver true and correct copies of the original mortgages that have been certified as to authenticity by the appropriate county recording office where those mortgages were recorded. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

REPRESENTATIONS AND WARRANTIES

         The sellers will represent and warrant to the depositor, and GMACM will represent and warrant to the issuer with respect to any subsequent HELs, that, among other things, as of the closing date and the related subsequent transfer date with respect to any subsequent HELs:

         o as of the cut-off date, with respect to the initial mortgage loans, or related subsequent transfer date, with respect to any subsequent HELs, the information set forth in a schedule of the related mortgage loans is true and correct in all material respects as of the date or dates respecting which the information is furnished;

         o immediately prior to the sale of the initial mortgage loans to the depositor and the subsequent HELs to the issuer, the sellers were the sole owners and holders of the mortgage loans free and clear of any and all liens and security interests;

         o the purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the sellers in and to the initial mortgage loans or the subsequent HELs, as applicable, and the proceeds thereof;

         o to the best of GMACM's knowledge, each mortgage loan complied in all material respects with all applicable local, state and federal laws;

         o no mortgage loan is 30 days or more delinquent in payment of principal and interest; and

         o to the best of GMACM's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related mortgaged property.

         Some of the representations and warranties with respect to the mortgage loans will be made by GMACM, as seller, and some will be made by GMACM in its capacity as servicer.

         The depositor will assign to the issuer all of its right, title and interest in the purchase agreement, insofar as the purchase agreement relates to the representations and warranties made by the sellers in respect of the initial mortgage loans and any remedies provided for with respect to any breach of the representations and warranties. The representations and warranties of the sellers will be assigned by the issuer to the indenture trustee for the benefit of the noteholders, and therefore a breach of the representations and warranties of the sellers will be enforceable on behalf of the trust. If the sellers cannot cure a breach of any representation or warranty made by either seller in respect of a mortgage loan which materially and adversely affects the interests of the noteholders in that mortgage loan, within 90 days after notice from the servicer, such seller will be obligated to repurchase the mortgage loan at the Repurchase Price.

         As to any mortgage loan required to be purchased by a seller as provided above, rather than purchase the mortgage loan, the seller may, at its sole option, remove the Deleted Loan from the trust and substitute in its place an Eligible Substitute Loan.

REVIEW OF MORTGAGE LOANS

         Escrow Bank USA, an affiliate of the seller and depositor, will be the custodian with respect to the mortgage loans pursuant to a custodial agreement and will maintain possession of and review documents relating to the mortgage loans as the agent of the indenture trustee or, following payment in full of the notes and discharge of the indenture, the owner trustee.

         The custodian will hold the documents relating to the home loans in trust for the benefit of the holders of the securities. Within 90 days of the closing date or within 90 days of the related subsequent transfer date with respect to any subsequent HELs, the custodian will review or cause to be reviewed the mortgage loans and the Initial Mortgage Documents and if any mortgage loan or Initial Mortgage Document is found to be defective in any material respect which may materially and adversely affect the value of the related mortgage loan or the interests of the indenture trustee, as pledgee of the trust or the securityholders in that mortgage loan and the defect is not cured within 90 days following notification thereof to the sellers and the issuer by the custodian, the sellers will be obligated under the purchase agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit into the Custodial Account, the sellers may, within two years after the closing date, substitute an Eligible Substitute Loan. Any purchase or substitution will result in the removal of the defective mortgage loan from the trust. The obligation of the sellers to remove a Deleted Loan from the trust is the sole remedy regarding any defects in the mortgage loans and Initial Mortgage Documents available to the issuer, the certificateholders, or the owner trustee on behalf of the certificateholders, and the noteholders, or the indenture trustee on behalf of the noteholders, against the sellers. Any mortgage loan not so purchased or substituted for shall remain in the trust.

                             THE SERVICING AGREEMENT

         The following summary describes certain terms of the servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. See "The Agreements" in the prospectus.

         All of the mortgage loans will initially be serviced by the servicer, but may be subserviced by one or more subservicers designated by the servicer pursuant to subservicing agreements between the servicer and any future subservicers. For a general description of the servicer, see "The Seller and Servicer" in this prospectus supplement.

PRINCIPAL COLLECTIONS AND INTEREST COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the related mortgage notes between amounts collected in respect of interest and amounts collected in respect of principal.

         The servicer will be required to establish and maintain the Custodial Account. On each Determination Date, the servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account prior to the close of business on the business day next succeeding each Determination Date.

         The servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit the withdrawn amounts as follows:

         o to pay to itself or the seller various reimbursement amounts and other amounts as provided in the servicing agreement; and

         o to the Note Payment Account, an amount equal to the Principal Collections and Interest Collections remaining on the business day prior to each payment date.

Collection and Other Servicing Procedures; Loss Mitigation

         The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the servicing agreement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans. The servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the servicer determines that the action is not materially adverse to the interests of the noteholders and is generally consistent with the servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the mortgage loan is in default or if default is reasonably foreseeable. For mortgage loans that come into and continue in default, the servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the mortgage loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities-Servicing and Administration of Loans" in the prospectus. In making the determination, the loss that might result if the mortgage loan were liquidated would be taken into account. Any modifications may have the effect of reducing the loan rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, the notes. The servicer may elect to treat any HEL that is 180 days or more delinquent as being finally liquidated.

         In any case in which mortgaged property subject to a mortgage loan is being conveyed by the mortgagor, the servicer shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer is prevented from enforcing the due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person will become liable under the related credit line agreement subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan if the servicer has determined in good faith that the release will not adversely affect the ability to make full and timely collections on the related mortgage loan. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related credit line agreement may not be altered.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan and the servicer has received an opinion of counsel that the requested act will not adversely affect the status of either REMIC as a REMIC for federal income tax purposes. Any fee collected by the servicer for processing the request will be retained by the servicer as additional servicing compensation.

         The servicer, at its option and in its sole discretion, may make advances by depositing into the Custodial Account amounts representing installments of interest on any mortgage loan that is delinquent as of the end of the related Collection Period if the servicer believes that the advances will be recoverable from payments on, or other proceeds of, that mortgage loan. If the servicer makes any optional advances of delinquent interest, the servicer shall be entitled to reimburse itself by withdrawing those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

         The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the servicing agreement.

NON-RECORDATION OF ASSIGNMENTS

         Subject to the conditions described in the servicing agreement, the seller will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the states in which the related mortgaged properties are located. The seller will retain record title to the mortgages on behalf of the indenture trustee and the securityholders. Although the recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a transfer of the mortgage loans to the indenture trustee, if the seller were to sell, assign, satisfy or discharge any mortgage loan prior to recording the related assignment in favor of the indenture trustee, the other parties to the sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, including Florida, in the absence of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the mortgage loans may not be effective against certain creditors or purchasers from the seller or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the mortgage loans that are superior to those of the indenture trustee, securityholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

         Under the servicing agreement, the servicer will have the option to purchase from the trust any home equity loan which is 60 days or more delinquent at a purchase price equal to its principal balance plus accrued interest.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         A servicing default under the servicing agreement generally will include:

         o any failure by the servicer to deposit to the Custodial Account, Distribution Account or the Note Payment Account any required payment which continues unremedied for five (5) business days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 45 days after the date upon which written notice of the failure shall have been given to the servicer by the Issuer or the indenture trustee;

         o certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations; and

         o        certain other events relating to the servicer.

         So long as a servicing default under the servicing agreement remains unremedied, either the depositor or the indenture trustee may, by written notification to the servicer and to the issuer or the indenture trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of termination, and reimbursement of other amounts the servicer is entitled to withdraw from the Custodial Account, whereupon the indenture trustee, in accordance with the terms of the servicing agreement, will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to purchase mortgage loans under certain circumstances, and will be entitled to the same compensation arrangements that the servicer would have been entitled to if no termination had occurred. In the event that the indenture trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the servicing agreement; provided that the appointment of any successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the notes by the Rating Agencies. Pending the appointment of a successor servicer, the indenture trustee is obligated to act as servicer unless prohibited by law from so acting. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

EVIDENCE AS TO COMPLIANCE

         The servicing agreement provides for delivery on or before a specified date in each year, to the depositor and the indenture trustee, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers throughout the preceding year or, if there has been a material default in the fulfillment of any servicing obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to the servicing agreement along with other similar agreements.

         The servicing agreement also provides that on or before a specified date in each year, beginning on the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under the related agreements, including the servicing agreement, was conducted substantially in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, to the extent that procedures in the Uniform Single Attestation Program for Mortgage Bankers are applicable to the servicing obligations set forth in the related agreements, except for any significant exceptions or errors in records that shall be reported in the statement.

         Copies of the annual statement of an officer of the servicer may be obtained by noteholders without charge upon written request to the servicer, at the address indicated in the monthly statement to noteholders.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicing agreement provides that the servicer may not resign from its obligations and duties under the servicing agreement except upon a determination that performance of its obligations and duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement.

         The servicing agreement also provides that, except as set forth below, neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the trust or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The servicing agreement further provides that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed out of funds otherwise payable to noteholders.

         Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the servicing agreement, provided that resulting entity meets the requirements set forth in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under the servicing agreement to any person meeting the requirements set forth in the servicing agreement. In the case of any assignment, the servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

AMENDMENT

         The servicing agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that the amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the notes, and provided further, that the consent of the indenture trustee shall be obtained.

                      THE TRUST AGREEMENT AND THE INDENTURE

         The following summary describes certain terms of the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

THE TRUST

         Simultaneously with the issuance of the notes, the issuer will pledge the trust to the indenture trustee as collateral for the notes. As pledgee of the mortgage loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the trust against the seller under the purchase agreement and against the servicer under the servicing agreement.

REPORTS TO NOTEHOLDERS

         The indenture trustee will, to the extent information is provided to it by the servicer pursuant to the terms of the servicing agreement, make available to each holder of the notes, at its address listed on the note register maintained with the indenture trustee, and each Rating Agency and the depositor, a report setting forth certain amounts relating to the notes for each payment date, including, among other things:

         (1) the amount of principal, if any, payable on that payment date to the holders of the notes;

         (2) the amount of interest payable on that payment date to the holders of the notes;

         (3) the aggregate Note Balance after giving effect to any payment of principal on that payment date;

         (4) the Principal Collections and Interest Collections for the related Collection Period;

         (5) the aggregate principal balance of the mortgage loans as of the end of the preceding Collection Period;

         (6) the balance of the Pre-Funding Account as of the end of the preceding Collection Period;

         (7) the balance of the Capitalized Interest Account as of the end of the preceding Collection Period;

         (8) the aggregate principal balance of all subsequent HELs transferred pursuant to a subsequent transfer agreement since the closing date;

         (9)  the Overcollateralization Amount as of that payment date;

         (10) the weighted average of the Net Loan Rates for the mortgage loans for the related Collection Period;

         (11) the number of mortgage loans that are delinquent or that have been foreclosed;

         (12) the aggregate Liquidation Loss Amounts for the related Collection Period and all Collection Periods to date; and

         (13) the number and aggregate principal balance of delinquent mortgage loans repurchased during the related Collection Period.

In the case of information furnished pursuant to clauses (1) and (2) above, the amounts will be expressed as a dollar amount per $25,000 in face amount of notes.

         The indenture trustee will make the reports to holders of the notes, and, at its option, any additional files containing the same information in an alternative format, available each month to holders of the notes, and other parties to the indenture via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the indenture trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating they would like to receive a paper copy. The indenture trustee shall have the right to change the way the reports to holders of the notes are distributed in order to make the distribution more convenient and/or more accessible and the indenture trustee shall provide timely and adequate notification to all above parties regarding any changes.

CERTAIN COVENANTS

         The indenture will provide that the issuer may not consolidate or merge with or into any other entity, unless:

         (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (2) the surviving entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

         (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

         (4) the issuer has been advised that the ratings of the notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

         (5) any action that is necessary to maintain the lien and security interest created by the indenture has been taken;

         (6) the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

         (7) the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

         The issuer will not, among other things:

         (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

         (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

         (3) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         (4) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof.

         The Issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         An event of default under the indenture includes:

         (1) a default for five (5) days or more in the payment of any principal of or interest on any note;

         (2) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding Note Balance of the notes, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

          (3) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the trust in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the trust, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (4) there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the trust, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

          If an event of default with respect to the notes at the time outstanding occurs and is continuing, either the indenture trustee, acting on the direction of at least 51% of the noteholders, or the holders of notes representing a majority of the aggregate Note Balance, may declare all notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of notes representing a majority of the aggregate Note Balance.

          If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee, acting on the direction of at least 51% of the noteholders, notwithstanding any acceleration, may elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

               o    all noteholders consent to the sale;

               o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes at the date of the sale; or

               o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then aggregate Note Balance.

          In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

          In the event the principal of the notes is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

          No noteholder generally will have any right under the indenture to institute any proceeding with respect to the indenture unless:

          (1) the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

          (2) the holders of any note evidencing not less than 25% of the aggregate Percentage Interests constituting that note:

               o have made written request upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder; and

               o    have offered to the indenture trustee reasonable indemnity;

          (3) the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

          (4) no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the outstanding principal balances of that note.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the notes, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT AND MODIFICATION OF TRUST AGREEMENT AND INDENTURE

          The trust agreement may be amended from time to time by the parties thereto provided that any amendment be accompanied by an opinion of counsel addressed to the owner trustee to the effect that the amendment:

          o    complies with the provisions of the trust agreement; and

          o will not cause the trust to be subject to an entity level tax or to fail to quality as a REMIC.

          With the consent of the holders of a majority of each of the outstanding notes, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

          (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

          (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

          (3) reduce the percentage of the aggregate Note Balance of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

          (4) modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

          (5) decrease the percentage of the aggregate Note Balance required to amend the sections of the indenture which specify the applicable percentage of the Note Balance necessary to amend the indenture or certain other related agreements;

          (6) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of such calculation; or

          (7) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

          The issuer and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture.

TERMINATION; REDEMPTION OF NOTES

         The obligations created by the trust agreement, other than certain limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued pursuant to the indenture, of all amounts held by the servicer and required to be paid to the securityholders following the earliest of:

          o the final distribution of all moneys or other property or proceeds of the trust in accordance with the terms of the indenture and the trust agreement;

          o    the Final Payment Date; or

          o the purchase by the servicer of all mortgage loans pursuant to the servicing agreement. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

          The indenture will be discharged, except with respect to certain continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed pursuant to the indenture.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER


          Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that none of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from any merger or consolidation will be the successor of the indenture trustee under the indenture.


                                 USE OF PROCEEDS

         The proceeds from the sale of the notes will be used, together with the transfer of the certificates, to purchase the initial mortgage loans from the depositor and, subsequently, to purchase certain subsequent mortgage loans as described in this prospectus supplement.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor. Orrick, Herrington & Sutcliffe LLP will render an opinion on the closing date to the effect that, assuming compliance with all provisions of the indenture, for federal income tax purposes, the trust will qualify as two REMICs under the Internal Revenue Code, which shall be referred to as REMIC I and REMIC II.

         For federal income tax purposes:

         o the Class R-I certificates will constitute the sole class of "residual interests" in REMIC I;

         o each class of the Class A notes, the Class M notes and the Class B notes will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II; and

         o the Class R-II certificates will constitute the sole class of "residual interests" in REMIC II.

See "Material Federal Income Tax Considerations" in the prospectus.

         For federal income tax purposes, the Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class M-1 and Class M-2 notes will not, the Class A-4 and Class A-7 notes may, and the Class B notes will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the HELs will prepay at a rate equal to 100% of the prepayment assumption with respect to the HELs, the adjustable rate Home Loans will prepay at a rate equal to 40% CPR, and the fixed rate Home Loans will prepay at a rate equal to 350% of PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Considerations--General" and "--Taxation of Owners of REMIC and FASIT Regular Notes--Original Issue Discount" in the prospectus.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a noteholder, the amount of original issue discount allocable to that period would be zero and the noteholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those notes.

         Purchasers of the offered notes should be aware the Section 1271(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class A-1 notes and the Class A-6 notes. In the absence of other authority, the servicer intents to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such notes should be treated as issued with original issue discount and in adapting the provisions of Section 1271(a)(6) of the Code to such notes for the purpose of preparing reports furnished to Noteholders and the IRS. Because of the uncertainties concerning the application of Section 1271(a)(6) of the Code to such notes and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-1 notes and the Class A-6 notes should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A-1 notes and the Class A-6 notes are advised to consult their tax advisors concerning the tax treatment of such notes. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Notes--Original Issue Discount" in the Prospectus.

         In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a note may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the noteholders and the Internal Revenue Service.

         Some of the classes of offered notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of notes will be treated as holding a note with amortizable bond premium will depend on the noteholder's purchase price and the distributions remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Owners of REMIC and FASIT Regular Notes" in the prospectus.

         The offered notes will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered notes will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered notes are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered notes, will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered notes that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a note pursuant to the right of the servicer to repurchase the offered notes may adversely affect any REMIC that holds the offered notes if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "Material Federal Income Tax Considerations--Classification of REMICs and FASITs" in the prospectus.

         For further information regarding federal income tax Considerations of investing in the offered notes, see "Material Federal Income Tax Considerations" in the prospectus.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                              ERISA CONSIDERATIONS

         The Class A notes and Class M notes are eligible for purchase by any Plan. Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Class A notes or the Class M notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each purchaser of a Class A note or Class M note, by its acceptance of the Class A note or Class M note, shall be deemed to have represented that the acquisition and holding of the Class A note or Class M note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

         The Class A notes or Class M notes may not be purchased with the assets of a Plan if the underwriters, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

         o has investment or administrative discretion with respect to the Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

         o    is an employer maintaining or contributing to the Plan.

         On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations will take effect on July 5, 2001.

         The sale of any of the notes to a Plan is in no respect a representation by the issuer or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

         The Class B notes may not be purchased by, on behalf of or with the assets of any Plan.

                                LEGAL INVESTMENT

         The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in the notes. See "Legal Investment Matters" in the prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, each underwriter has agreed to purchase, and the depositor has agreed to sell to each underwriter, the principal amount of notes opposite its name in the table below:


                     Bear, Stearns & Co. Inc.       First Union Securities, Inc.  Greenwich Capital Markets, Inc.    TOTAL
                                                                                                                     -----
CLASS A-1            $172,367,650                   $66,295,250                   $26,518,100                        $265,181,000
CLASS A-2            $ 45,357,650                   $17,445,250                   $6,978,100                         $69,781,000
CLASS A-3            $40,875,250                    $15,721,250                   $6,288,500                         $62,885,000
CLASS A-4            $14,673,100                    $5,643,500                    $2,257,400                         $22,574,000
CLASS A-5            $34,095,100                    $13,113,500                   $5,245,400                         $52,454,000
CLASS A-6            $22,606,350                    $8,694,750                    $3,477,900                         $34,779,000
CLASS A-7            $10,688,600                    $4,111,000                    $1,644,400                         $16,444,000
CLASS A-8            $11,507,600                    $4,426,000                    $1,770,400                         $17,704,000
CLASS M-1            $19,728,150                    $7,587,750                    $3,035,100                         $30,351,000
CLASS M-2            $10,742,550                    $4,131,750                    $1,652,700                         $16,527,000
CLASS B              $8,008,000                     $3,080,000                    $1,232,000                         $12,320,000


         The distribution of the underwritten notes by the underwriters may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately 99.69% of the aggregate Note Balance as of the closing date.

         The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         The underwriters intend to make a secondary market in the notes, but have no obligation to do so. There can be no assurance that a secondary market for the notes will develop, or if it does develop, that it will provide holders of the notes with liquidity of investment at any particular time or for the life of the notes. The notes will not be listed on any securities exchange.

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from either underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the applicable underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         Until 90 days from the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  LEGAL MATTERS

         Certain legal matters with respect to the notes will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the underwriters by Morgan, Lewis & Bockius LLP, New York, New York.


                                     RATINGS

         It is a condition to issuance of the notes that (i) the Class A notes be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's and, "AAA" by Fitch, Inc., or Fitch, (ii) the Class M-1 notes be rated at least "AA" by Standard & Poor's and at least "AA" by Fitch, (iii) the Class M-2 notes be rated at least "A" by Standard & Poor's and at least "A" by Fitch and (iv) that the Class B notes be rated at least "BBB" by Standard & Poor's and at least "BBB" by Fitch. The depositor has not requested a rating on the notes by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by any other rating agency. Any rating on the notes by another rating agency could be lower than the ratings assigned to the notes by Standard & Poor's and Fitch. A securities rating addresses the likelihood of the receipt by the holders of the notes of distributions on the mortgage loans. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the notes do not constitute statements regarding the possibility that the holders of the notes might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX A

           HOME LOANS - FIXED RATE AND ADJUSTABLE RATE CHARACTERISTICS

FIXED RATE HOME LOAN CHARACTERISTICS

         Set forth below is a description of certain characteristics of the Fixed Rate Home Loans as of the cut-off date. Unless otherwise specified, all principal balances of the Fixed Rate Home Loans are as of the cut-off date and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate principal balance as of the cut-off date (except as indicated otherwise).

                              FIXED RATE HOME LOANS

                                                    PROPERTY TYPE

                                                                                                  PERCENT OF FIXED
                                                                                                 RATE HOME LOANS BY
                                               NUMBER OF FIXED RATE   PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE AS
PROPERTY TYPE                                       HOME LOANS            THE CUT-OFF DATE       OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
Single Family                                                290            $46,751,322.08                 90.82%
Condo                                                         31              4,727,910.01                   9.18
                                                              --              ------------                   ----
                                       TOTAL                 321            $51,479,232.09                100.00%



                                                 PRINCIPAL BALANCES

                                                                                               PERCENT OF FIXED RATE
                                                                                                   HOME LOANS BY
                                              NUMBER OF FIXED RATE     PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS
RANGE OF PRINCIPAL BALANCES ($)                    HOME LOANS          OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      $50,000.01     to     $75,000.00                         8             $550,708.42                    1.07%
      $75,000.01     to     $100,000.00                       56            4,889,467.59                     9.50
     $100,000.01     to     $200,000.00                      185           26,772,577.18                    52.01
     $200,000.01     to     $300,000.00                       53           12,517,265.04                    24.32
     $300,000.01     to     $400,000.00                       17            5,875,497.92                    11.41
     $400,000.01     to     $500,000.00                        2              873,715.94                     1.70
                                                               -              ----------                     ----
                                      TOTAL                  321          $51,479,232.09                  100.00%

o The average principal balance of the fixed rate home loans as of the cut-off date is approximately $160,371.44.

                                                  ORIGINAL BALANCES
                                                                                               PERCENT OF FIXED RATE
                                                                                                   HOME LOANS BY
                                              NUMBER OF FIXED RATE     PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS
RANGE OF ORIGINAL BALANCES ($)                     HOME LOANS          OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      $50,000.01     to     $75,000.00                         8                $550,708                    1.07%
      $75,000.01     to     $100,000.00                       56               4,889,468                     9.50
     $100,000.01     to     $200,000.00                      185              26,772,577                    52.01
     $200,000.01     to     $300,000.00                       53              12,517,265                    24.32
     $300,000.01     to     $400,000.00                       17               5,875,498                    11.41
     $400,000.01     to     $500,000.00                        2                 873,716                     1.70
                                                               -                 -------                     ----
                                      TOTAL                  321          $51,479,232.09                  100.00%

o The average original balance of the fixed rate home loans is approximately $160.987.68.

                                                 LOAN-TO-VALUE RATIOS
                                                                                                PERCENT OF FIXED RATE
                                                                                                    HOME LOANS BY
                                               NUMBER OF FIXED RATE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF LOAN-TO-VALUE RATIOS (%)                   HOME LOANS          OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
       80.01%   to    85.00%                                   1               $70,253.86                    0.14%
       95.01%   to    100.00%                                 13             1,808,312.06                     3.51
      100.01%   to    105.00%                                  7             1,956,561.28                     3.80
      105.01%   to    110.00%                                 59             9,535,232.20                    18.52
      110.01%   to    115.00%                                 63            10,056,146.92                    19.53
      115.01%   to    120.00%                                 28             4,535,066.43                     8.81
      120.01%   to    125.00%                                149            23,393,525.03                    45.44
      125.01%   to    130.00%                                  1               124,134.31                     0.24
                                                               -               ----------                     ----
                                       TOTAL                 321           $51,479,232.09                  100.00%

o The minimum and maximum loan-to-value ratios of the fixed rate home loans as of the cut-off date are approximately 85.00% and 125.43%, respectively, and the weighted average loan-to-value ratio of the fixed rate home loans as of the cut-off date is approximately 117.03%.

                                           LOAN RATES AS OF THE CUT-OFF DATE
                                                                                                  PERCENT OF FIXED RATE
                                                                                                      HOME LOANS BY
                                                 NUMBER OF FIXED RATE     PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS
RANGE OF LOAN RATES (%)                               HOME LOANS          OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
       9.500%   to    9.999%                                  45           $6,927,698.36                   13.46%
      10.000%   to    10.499%                                 59            9,720,896.73                    18.88
      10.500%   to    10.999%                                122           20,616,560.98                    40.05
      11.000%   to    11.499%                                 88           13,293,608.25                    25.82
      11.500%   to    11.999%                                  2              226,365.59                     0.44
      12.000%   to    12.499%                                  3              425,699.07                     0.83
      12.500%   to    12.999%                                  2              268,403.11                     0.52
                                                               -              ----------                     ----
                                        TOTAL                321          $51,479,232.09                  100.00%

o The weighted average loan rate of the fixed rate home loans as of the cut-off date is approximately 10.648%.

                                               GEOGRAPHICAL DISTRIBUTIONS
                                                                                                   PERCENT OF FIXED RATE
                                                                                                       HOME LOANS BY
                                                 NUMBER OF FIXED RATE     PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
LOCATION                                              HOME LOANS           OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
California                                                     96           $19,059,105.46                   37.02%
Florida                                                        20             2,880,224.60                     5.59
New York                                                       17             2,370,519.71                     4.60
Pennsylvania                                                   16             1,867,887.61                     3.63
Michigan                                                       12             1,712,140.56                     3.33
Texas                                                          10             1,429,303.47                     2.78
North Carolina                                                  6             1,344,664.02                     2.61
Arizona                                                         7             1,292,449.13                     2.51
Connecticut                                                     7             1,239,351.70                     2.41
Massachusetts                                                   8             1,190,171.19                     2.31
Ohio                                                            9             1,167,418.23                     2.27
Other                                                         113            15,925,996.41                    30.94
                                                              ---            -------------                    -----
                                        TOTAL                 321           $51,479,232.09                  100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                                        MONTHS REMAINING TO SCHEDULED MATURITY
                                                                                                PERCENT OF FIXED RATE
                                                                                                    HOME LOANS BY
                                               NUMBER OF FIXED RATE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF REMAINING TERMS                            HOME LOANS          OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
         337   to    348                                     107           $15,901,060.37                   30.89%
         349   to    360                                     214            35,578,171.72                   69.11%
                                                             ---            -------------                   ------
                                      TOTAL                  321           $51,479,232.09                  100.00%

o The weighted average months remaining to scheduled maturity of the fixed rate home loans as of the cut-off date is approximately 351 months.

                                                    LIEN PRIORITY
                                                                                                PERCENT OF FIXED RATE
                                                                                                    HOME LOANS BY
                                               NUMBER OF FIXED RATE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
LIEN POSITION                                       HOME LOANS          OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
First                                                        321           $51,479,232.09                  100.00%
                                                             ---           --------------                  -------
                                      TOTAL                  321           $51,479,232.09                  100.00%

                                                DEBT-TO-INCOME RATIOS
                                                                                                PERCENT OF FIXED RATE
                                                                                                    HOME LOANS BY
                                                NUMBER OF FIXED RATE    PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS
RANGE OF DEBT-TO-INCOME RATIONS (%)                  HOME LOANS         OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
     10.001%    to     15.000%                                 1             $323,497.53                    0.63%
     20.001%    to     25.000%                                 6              753,252.93                     1.46
     25.001%    to     30.000%                                11            1,397,375.41                     2.71
     30.001%    to     35.000%                                25            3,496,171.94                     6.79
     35.001%    to     40.000%                                61            8,690,572.84                    16.88
     40.001%    to     45.000%                               150           24,752,365.02                    48.08
     45.001%    to     50.000%                                58           10,088,875.44                    19.60
     50.001%    to     55.000%                                 8            1,727,120.98                     3.35
     55.001%    +                                              1              250,000.00                     0.49
                                                               -              ----------                     ----
                                        TOTAL                321          $51,479,232.09                  100.00%

o The weighted average debt-to-income ratio of the fixed rate home loans as of the cut-off date is approximately 41.88%.


                                                  DOCUMENTATION TYPE
                                                                                                PERCENT OF FIXED RATE
                                                                                                    HOME LOANS BY
                                               NUMBER OF FIXED RATE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
DOCUMENTATION LEVEL                                 HOME LOANS          OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
Full Documentation                                           321           $51,479,232.09                  100.00%
                                                             ---           --------------                  -------
                                        TOTAL                321           $51,479,232.09                  100.00%


                                                    OCCUPANCY TYPES
                                                                                                PERCENT OF FIXED RATE
                                                                                               HOME LOANS BY PRINCIPAL
                                              NUMBER OF FIXED RATE     PRINCIPAL BALANCE AS       BALANCE AS OF THE
OCCUPANCY (AS INDICATED BY BORROWER)               HOME LOANS           OF THE CUT-OFF DATE          CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
Owner Occupied                                               321           $51,479,232.09                   100.00%
                                                             ---           --------------                   -------
                                      TOTAL                  321           $51,479,232.09                   100.00%


                                                     LOAN PURPOSE
                                                                                                PERCENT OF FIXED RATE
                                                                                               HOME LOANS BY PRINCIPAL
                                              NUMBER OF FIXED RATE     PRINCIPAL BALANCE AS       BALANCE AS OF THE
LOAN PURPOSE                                       HOME LOANS           OF THE CUT-OFF DATE          CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
Purchase                                                     321           $51,479,232.09                   100.00%
                                                             ---           --------------                   -------
                                      TOTAL                  321           $51,479,232.09                   100.00%

                                            DISPOSABLE INCOME OF BORROWERS
                                                                                                PERCENT OF FIXED RATE
                                                                                               HOME LOANS BY PRINCIPAL
RANGE OF DISPOSABLE MONTHLY INCOME OF         NUMBER OF FIXED RATE     PRINCIPAL BALANCE AS       BALANCE AS OF THE
BORROWER ($)                                       HOME LOANS           OF THE CUT-OFF DATE          CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      $1,000.01   to    $2,000.00                             26            $2,485,182.25                     4.83%
      $2,000.01   to    $3,000.00                            107            13,470,365.98                     26.17
      $3,000.01   to    $4,000.00                             99            15,159,540.15                     29.45
      $4,000.01   to    $5,000.00                             39             7,715,765.56                     14.99
      $5,000.01   to    $6,000.00                             26             6,409,699.50                     12.45
      $6,000.01   to    $7,000.00                             15             3,779,140.48                      7.34
      $7,000.01   to    $8,000.00                              2               533,473.69                      1.04
      $8,000.01   to    $9,000.00                              2               516,842.02                      1.00
      $9,000.01   to    $10,000.00                             2               468,620.81                      0.91
     $10,000.01   to    $11,000.00                             1               309,010.40                      0.60
     $14,000.01   to    $15,000.00                             1               308,093.72                      0.60
     $22,000.01   to    $23,000.00                             1               323,497.53                      0.63
                                                               -               ----------                      ----
                                      TOTAL                  321           $51,479,232.09                   100.00%

o Determined on a pretax basis by subtracting the borrower's monthly debt service on outstanding debt from the borrower's monthly income.

o The weighted average disposable monthly income of the borrower of the fixed rate home loans as of the cut-off date is approximately $4,149.46.


                            CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE HOME LOANS
                                                                                                PERCENT OF FIXED RATE
                                                                                                    HOME LOANS BY
RANGE OF CREDIT SCORES AS OF THE                NUMBER OF FIXED RATE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
DATE OF ORIGINATION OF THE LOANS                     HOME LOANS          OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
        600    to     619                                      1               $71,679.55                   0.14%
        620    to     639                                      1                84,891.96                    0.16
        640    to     659                                     25             4,056,637.01                    7.88
        660    to     679                                    115            17,350,922.32                   33.70
        680    to     699                                     74            12,530,408.35                   24.34
        700    to     719                                     52             8,475,413.47                   16.46
        720    to     739                                     30             4,728,351.94                    9.18
        740    to     759                                     18             3,450,755.50                    6.70
        760    to     779                                      3               329,002.88                    0.64
        780    to     799                                      1               151,169.11                    0.29
         n/a                                                   1               250,000.00                    0.49
                                                               -               ----------                    ----
                                        TOTAL                321           $51,479,232.09                 100.00%

o The weighted average credit score of the borrower of the fixed rate home loans as of the cut-off date is approximately 691.

ADJUSTABLE RATE HOME LOAN CHARACTERISTICS

         Set forth below is a description of certain characteristics of the Adjustable Rate Home Loans as of the cut-off date. Unless otherwise specified, all principal balances of the Adjustable Rate Home Loans are as of the cut-off date and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate principal balance as of the cut-off date (except as indicated otherwise).

                                                           ADJUSTABLE RATE HOME LOANS

                                                    PROPERTY TYPE

                                                                                               PERCENT OF ADJUSTABLE
                                                   NUMBER OF                                    RATE HOME LOANS BY
                                                ADJUSTABLE RATE       PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE AS
PROPERTY TYPE                                      HOME LOANS           THE CUT-OFF DATE        OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
Single Family                                                  127            $22,668,640.32                   90.75%
Condo                                                           13              2,309,697.51                     9.25
                                                                --              ------------                     ----
                                       TOTAL                   140            $24,978,337.83                  100.00%

                                                 PRINCIPAL BALANCES
                                                                                               PERCENT OF ADJUSTABLE
                                                                                                RATE HOME LOANS BY
                                              NUMBER OF ADJUSTABLE      PRINCIPAL BALANCE AS   PRINCIPAL BALANCE AS
RANGE OF PRINCIPAL BALANCES ($)                  RATE HOME LOANS         OF THE CUT-OFF DATE    OF THE CUT-OFF DATE
--------------------------------------------  --------------------    -----------------------   --------------------
      $50,000.01     to     $75,000.00                           3             $189,193.98                    0.76%
      $75,000.01     to     $100,000.00                         19            1,681,568.65                     6.73
     $100,000.01     to     $200,000.00                         67            9,614,946.83                    38.49
     $200,000.01     to     $300,000.00                         40            9,502,789.91                    38.04
     $300,000.01     to     $400,000.00                          9            3,093,466.91                    12.38
     $400,000.01     to     $500,000.00                          2              896,371.55                     3.59
                                                                 -              ----------                     ----
                                      TOTAL                    140          $24,978,337.83                  100.00%

o The average principal balance of the adjustable rate home loans as of the cut-off date is approximately $178,416.70.



                                                  ORIGINAL BALANCES
                                                                                               PERCENT OF ADJUSTABLE
                                                                                                RATE HOME LOANS BY
                                              NUMBER OF ADJUSTABLE     PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS
RANGE OF ORIGINAL BALANCES ($)                   RATE HOME LOANS       OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      $50,000.01     to     $75,000.00                           3             $189,193.98                    0.76%
      $75,000.01     to     $100,000.00                         19            1,681,568.65                     6.73
     $100,000.01     to     $200,000.00                         64               9,020,745                    36.11
     $200,000.01     to     $300,000.00                         42               9,800,536                    39.24
     $300,000.01     to     $400,000.00                          9               2,990,369                    11.97
     $400,000.01     to     $500,000.00                          3               1,295,925                     5.19
                                                                 -               ---------                     ----
                                      TOTAL                    140          $24,978,337.83                  100.00%

o The average original balance of the adjustable rate home loans is approximately $180,740.41.

                                                 LOAN-TO-VALUE RATIOS
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                 RATE HOME LOANS BY
                                               NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF LOAN-TO-VALUE RATIOS (%)                RATE HOME LOANS        OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      100.01%   to    105.00%                                  12            $3,209,122.57                   12.85%
      105.01%   to    110.00%                                  43             7,456,127.14                    29.85
      110.01%   to    115.00%                                  16             3,028,484.92                    12.12
      115.01%   to    120.00%                                  16             3,101,794.27                    12.42
      120.01%   to    125.00%                                  53             8,182,808.93                    32.76
                                                               --             ------------                    -----
                                       TOTAL                  140           $24,978,337.83                  100.00%

o The minimum and maximum loan-to-value ratios of the adjustable rate home loans as of the cut-off date are approximately 103.00% and 125.00%, respectively, and the weighted average loan-to-value ratio of the adjustable rate home loans as of the cut-off date is approximately 115.03%.

                                               GEOGRAPHICAL DISTRIBUTIONS
                                                                                                   PERCENT OF ADJUSTABLE
                                                                                                    RATE HOME LOANS BY
                                                 NUMBER OF ADJUSTABLE     PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
LOCATION                                           RATE HOME LOANS         OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
California                                                     67           $14,903,806.76                   59.67%
Florida                                                         8             1,125,545.34                     4.51
Illinois                                                        5               839,160.10                     3.36
Pennsylvania                                                    5               515,521.43                     2.06
Other                                                          55             7,594,304.20                    30.40
                                                               --             ------------                    -----
                                        TOTAL                 140           $24,978,337.83                  100.00%


o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.


                                          LOAN RATES AS OF THE CUT-OFF DATE
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF LOAN RATES (%)                           RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
       8.500%   to   8.999%                                     5            $1,081,797.41                   4.33%
       9.000%   to   9.499%                                    14             2,290,337.68                    9.17
       9.500%   to   9.999%                                    17             3,929,504.29                   15.73
      10.000%   to   10.499%                                   56             9,665,696.01                   38.70
      10.500%   to   10.999%                                   12             2,394,118.38                    9.58
      11.000%   to   11.499%                                   33             5,282,405.04                   21.15
      11.500%   to   11.999%                                    1                63,604.56                    0.25
      12.000%   to   12.499%                                    1               177,378.99                    0.71
      12.500%   to   12.999%                                    1                93,495.47                    0.37
                                                                -                ---------                    ----
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average loan rate of the adjustable rate home loans as of the cut-off date is approximately 10.499%.

                                                     NOTE MARGIN
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF NOTE MARGINS (%)                         RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      5.500%   to    5.999%                                     2              $287,495.81                   1.15%
      6.000%                                                  138            24,690,842.02                   98.85
                                                              ---            -------------                   -----
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average note margin of the adjustable rate home loans as of the cut-off date is approximately 5.998%.

                                                  PERIODIC RATE CAP
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF PERIODIC RATE CAPS (%)                   RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      1.000%                                                  140           $24,978,337.83                 100.00%
                                                              ---           --------------                 -------
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average periodic rate cap of the adjustable rate home loans as of the cut-off date is approximately 1.000%.


                                                  LIFETIME RATE CAPS
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF LIFETIME RATE CAPS (%)                   RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      11.000%   to   11.999%                                   13            $3,332,582.62                  13.34%
      12.000%   to   12.999%                                   74            13,650,702.33                   54.65
      13.000%   to   13.999%                                   47             7,072,425.37                   28.31
      14.000%   to   14.999%                                    3               510,778.62                    2.04
      15.000%   to   15.999%                                    3              411,848.89                     1.65
                                                                -              -----------                    ----
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average lifetime rate cap of the adjustable rate home loans as of the cut-off date is approximately 12.837%.

                                                 LIFETIME RATE FLOORS
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF LIFETIME RATE FLOORS (%)                 RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
      5.500%   to    5.999%                                     2              $287,495.81                   1.15%
      6.000%                                                  138            24,690,842.02                   98.85
                                                              ---            -------------                   -----
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average lifetime rate floor of the adjustable rate home loans as of the cut-off date is approximately 5.998%.


                                                        INDEX
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
INDEX                                             RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
     6-month Libor                                            140           $24,978,337.83                 100.00%
                                                              ---           --------------                 -------
                                        TOTAL                 140           $24,978,337.83                 100.00%

                                        MONTHS REMAINING TO SCHEDULED MATURITY
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF REMAINING TERMS                          RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
         325   to    336                                      113           $20,565,622.71                  82.33%
         337   to    348                                       27             4,412,715.12                  17.67%
                                                               --             ------------                  ------
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average months remaining to scheduled maturity of the adjustable rate home loans as of the cut-off date is approximately 334 months.

                                                    LIEN PRIORITY
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
LIEN POSITION                                     RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
First                                                         140           $24,978,337.83                 100.00%
                                                              ---           --------------                 -------
                                        TOTAL                 140           $24,978,337.83                 100.00%


                                                DEBT-TO-INCOME RATIOS
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
RANGE OF DEBT-TO-INCOME RATIONS (%)               RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
     20.001%    to     25.000%                                  4              $706,891.25                   2.83%
     25.001%    to     30.000%                                  9             1,156,345.45                    4.63
     30.001%    to     35.000%                                  8             1,471,355.03                    5.89
     35.001%    to     40.000%                                 37             6,777,246.66                   27.13
     40.001%    to     45.000%                                 51             9,629,897.20                   38.55
     45.001%    to     50.000%                                 21             3,637,155.43                   14.56
     50.001%    to     55.000%                                  5               865,783.20                    3.47
     55.001%    +                                               5               733,663.61                    2.94
                                                                -               ----------                    ----
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average debt-to-income ratio of the adjustable rate home loans as of the cut-off date is approximately 41.00%.

                                                  DOCUMENTATION TYPE
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
DOCUMENTATION LEVEL                               RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
Full Documentation                                            140           $24,978,337.83                 100.00%
                                                              ---           --------------                 -------
                                        TOTAL                 140           $24,978,337.83                 100.00%


                                                    OCCUPANCY TYPES
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                               NUMBER OF ADJUSTABLE     PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS OF
OCCUPANCY (AS INDICATED BY BORROWER)             RATE HOME LOANS        OF THE CUT-OFF DATE        THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   -----------------------
Owner Occupied                                                140           $24,978,337.83                   100.00%
                                                              ---           --------------                   -------
                                      TOTAL                   140           $24,978,337.83                   100.00%

                                            DISPOSABLE INCOME OF BORROWERS
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
RANGE OF DISPOSABLE MONTHLY INCOME OF          NUMBER OF ADJUSTABLE     PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS OF
BORROWER ($)                                     RATE HOME LOANS        OF THE CUT-OFF DATE        THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   -----------------------
          $0.01   to   $1,000.00                                1               $71,965.04                     0.29%
      $1,000.01   to   $2,000.00                               21             2,487,475.77                      9.96
      $2,000.01   to   $3,000.00                               42             5,738,672.74                     22.97
      $3,000.01   to   $4,000.00                               34             6,009,735.71                     24.06
      $4,000.01   to   $5,000.00                               13             2,989,592.26                     11.97
      $5,000.01   to   $6,000.00                               15             3,665,856.36                     14.68
      $6,000.01   to   $7,000.00                                8             2,082,761.94                      8.34
      $7,000.01   to   $8,000.00                                4             1,435,011.83                      5.75
      $9,000.01   to   $10,000.00                               1               214,768.87                      0.86
     $11,000.01   to   $12,000.00                               1               282,497.31                      1.13
                                                                -               ----------                      ----
                                      TOTAL                   140           $24,978,337.83                   100.00%

o Determined on a pretax basis by subtracting the borrower's monthly debt service on outstanding debt from the borrower's monthly income.

o The weighted average disposable monthly income of the borrower of the adjustable rate home loans as of the cut-off date is approximately $4,110.18.

                                                     LOAN PURPOSE
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
                                               NUMBER OF ADJUSTABLE     PRINCIPAL BALANCE AS    PRINCIPAL BALANCE AS OF
LOAN PURPOSE                                     RATE HOME LOANS        OF THE CUT-OFF DATE        THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   -----------------------
Purchase                                                      140           $24,978,337.83                   100.00%
                                                              ---           --------------                   -------
                                      TOTAL                   140           $24,978,337.83                   100.00%


                            CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE HOME LOANS
                                                                                                PERCENT OF ADJUSTABLE
                                                                                                  RATE HOME LOANS BY
RANGE OF CREDIT SCORES AS OF THE                NUMBER OF ADJUSTABLE    PRINCIPAL BALANCE AS     PRINCIPAL BALANCE AS
DATE OF ORIGINATION OF THE LOANS                  RATE HOME LOANS        OF THE CUT-OFF DATE     OF THE CUT-OFF DATE
--------------------------------------------   --------------------   -----------------------   --------------------
        660    to     679                                      46            $7,096,659.71                  28.41%
        680    to     699                                      35             6,306,044.72                   25.25
        700    to     719                                      24             4,602,010.70                   18.42
        720    to     739                                      19             3,018,891.28                   12.09
        740    to     759                                       8             1,722,658.24                    6.90
        760    to     779                                       5             1,321,743.93                    5.29
        780    to     799                                       2               510,776.04                    2.04
        800    to     819                                       1               399,553.21                    1.60
                                                                -               ----------                    ----
                                        TOTAL                 140           $24,978,337.83                 100.00%

o The weighted average credit score of the borrower of the adjustable rate home loans as of the cut-off date is approximately 704.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                 $601,000,000


                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER


                       GMACM MORTGAGE LOAN TRUST 2000-HE3
                                    ISSUER


                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR


               GMACM MORTGAGE PASS-THROUGH NOTES, SERIES 2000-HE3




                           -------------------------

                             PROSPECTUS SUPPLEMENT

                           -------------------------




                                  UNDERWRITERS


                            BEAR, STEARNS & CO. INC.


                          FIRST UNION SECURITIES, INC.

                        GREENWICH CAPITAL MARKETS, INC.


     No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the
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The delivery of this prospectus supplement or the prospectus at any time does
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participating in this distribution, will deliver a prospectus supplement and
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